                                                                 Execution Copy


                                  $15,000,000

                          REVOLVING FACILITY AGREEMENT


                                    between


                            CME CZECH REPUBLIC B.V.
                                  as Borrower


                           CME CZECH REPUBLIC II B.V.
                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
                    CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.
                           CME MEDIA ENTERPRISES B.V.
                                 as Guarantors


                                 ING BANK N.V.
              as Arranger, Facility Agent, Security Agent and Bank


                                Clifford Chance
                                   Amsterdam

                                    CONTENTS

Clause                                                                  Page No.

                                    PART 1
                         DEFINITIONS AND INTERPRETATION

1.       Definitions and Interpretation................................... 1

                                    PART 2
                                THE FACILITY

2.       The Facility.....................................................16
3.       Utilisation of the Facility......................................16

                                    PART 3
                                   INTEREST

4.       Payment and Calculation of Interest..............................18
5.       Market Disruption and Alternative Interest Rates.................18

                                    PART 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.       Repayment........................................................19
7.       Prepayment and Cancellation......................................22

                                    PART 5
                                RISK ALLOCATION

8.       Taxes............................................................23
9.       Tax Receipts.....................................................24
10.      Changes in Circumstances.........................................24

                                    PART 6
                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

11.      Representations..................................................27
12.      Financial Information............................................32
13.      Financial Condition..............................................34
14.      Covenants........................................................38
15.      Events of Default................................................50

                                    PART 7
                                   GUARANTEE

16.      Guarantee and Indemnity..........................................56

                                    PART 8
                         DEFAULT INTEREST AND INDEMNITY

17.      Default Interest and Indemnity...................................59

                                    PART 9
                                   PAYMENTS

18.      Currency of Account and Payment..................................61
19.      Payments.........................................................61
20.      Set-Off..........................................................63
21.      Sharing..........................................................63

                                    PART 10
                            FEES, COSTS AND EXPENSES

22.      Commitment Commission and Fees...................................65
23.      Costs and Expenses...............................................65

                                    PART 11
                               AGENCY PROVISIONS

24.      The Facility Agent, the Arranger and the Banks...................67

                                    PART 12
                           ASSIGNMENTS AND TRANSFERS

25.      Assignments and Transfers........................................72

                                    PART 13
                                 MISCELLANEOUS

26.      Calculations and Evidence of Debt................................74
27.      Remedies and Waivers, Partial Invalidity.........................74
28.      Notices..........................................................75
29.      Amendments.......................................................75

                                    PART 14
                              LAW AND JURISDICTION

30.      Law and Jurisdiction.............................................77

                                 THE SCHEDULES

The First Schedule                  :       The Banks
(Definition of "Bank" and "Commitment")
The Second Schedule                 :       Form of Transfer Certificate
(Definition of "Transfer Certificate")
The Third Schedule                  :       Condition Precedent Documents
(Clause 2.3(Conditions Precedent))
The Fourth Schedule                 :       Notice of Drawdown
(Definition of "Notice of Drawdown")
The Fifth Schedule                  :       Applicable Margin Financial Tests
(Definition of "Applicable Margin" and Clause 12.6
   (Requirements as to Financial Statements))
The Sixth Schedule                  :       Intercompany Indebtedness
(Definition of "Intercompany Loan")
The Seventh Schedule                :       Confidentiality Agreement
(Definition of "Confidentiality Agreement")
The Eighth Schedule                 :       Litigation
(Clause 11.24 (Litigation))
The Ninth Schedule                  :       Form of Compliance Certificate
(Definition of "Compliance Certificate")

     THIS AGREEMENT is made on the 26th day of February 1999

     BETWEEN:

     (1)  CME CZECH REPUBLIC B.V. (the "Borrower");

     (2) CME CZECH REPUBLIC II B.V. ("CME CZECH II"), CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. ("CME Ltd."), CENTRAL EUROPEAN MEDIA ENTERPRISES N.V. ("CME N.V.") and CME MEDIA ENTERPRISES B.V. ("CME B.V.") (the "Guarantors");

     (3)  ING BANK N.V. (the "Arranger");

     (4) ING BANK N.V. as facility agent (the "Facility Agent"), security agent (the "Security Agent") and Bank.


     IT IS AGREED as follows:

                                     PART 1

                         DEFINITIONS AND INTERPRETATION

     1.   Definitions and Interpretation
     1.1 Definitions In this Agreement the following terms have the meanings given to them in this Clause 1.1.

"Advance" means, save as otherwise provided herein, an advance of funds made or to be made by the Banks hereunder.

"Affiliate" means as to any person:

         (a) any other person (other than a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such person; or

         (b)      any other person who is a director or officer:

                  (i)      of such person;

                  (ii)     of any subsidiary of such person; or

                  (iii)    of any person described in clause (a) above.

For the purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

"Agents" means the Facility Agent and the Security Agent (and "Agent" means any one of them).

"Agreement on Pledge of Dividends of Nova TV" means the agreement on pledge of dividends of Nova TV dated 26 February 1999 entered into by the Borrower in favour of the Security Agent in relation to the Borrower's right, title and interest in and to all distributions of profit (present and future) paid or to be paid by Nova TV.

"Applicable Margin" means the rate per annum determined in accordance with the tests set out in the Fifth Schedule.

"Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time less the aggregate of its portions of the Advances which are then outstanding Provided that such amount shall not be less than zero.

"Available Facility" means, at any time, the aggregate amount of the Available Commitments at such time adjusted, in the case of any proposed drawdown, so as to take into account:

         (a) any reduction in the Commitment of a Bank pursuant to the terms hereof;

         (b) any Advance which, pursuant to any other drawdown, is to be made; and

         (c) any Advance which is due to be repaid and which is not in default in payment,

on or before the proposed drawdown date.

"Bank" means:

         (a) ING Bank N.V. (until it has ceased to be a party hereto in accordance with the terms hereof); and

         (b) any bank which has become a party hereto in accordance with the provisions of Clause 25.4 (Assignments by Banks) or Clause 25.5 (Transfers by Banks).

"Basle Paper" means the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended in November 1991.

"Borrower's Pledge of Bank Accounts" means the pledge agreement entitled "Pledge of Bank Accounts" between the Borrower as pledgor and the Security Agent as pledgee dated 26 February 1999 whereby the Borrower agrees, inter alia, to pledge all its right, title and interest in and to each bank account (present and future) specified therein in favour of the Security Agent.

"Borrower's Pledge of Intercompany Loans" means the pledge agreement entitled "Pledge of Intercompany Loans" between the Borrower as pledgor and the Security Agent as pledgee dated 26 February 1999 whereby the Borrower agrees, inter alia, to pledge to the Security Agent all its right, title and interest in and to all loans made by the Borrower to any member of the Group.

"Borrower Pledge of Shares" means the agreement and deed of pledge between CME Czech II as pledgor, the Borrower and the Security Agent as pledgee dated 26 February 1999 whereby CME Czech II agrees, inter alia, to pledge all the issued and outstanding share capital of the Borrower in favour of the Security Agent.

"Capital Adequacy Requirement" means a request or requirement relating to the maintenance of capital by banks, including one which makes any change to, or is based on any alteration in, the interpretation of the Basle Paper or which increases the amounts of capital required thereunder, other than a request or requirement made by way of implementation of the Basle Paper in the manner in which it is being implemented at the date hereof.

"CET 21" means CET 21 s.r.o..

"CME B.V.'s Pledge of Receivables and Intercompany Loans" means the pledge agreement entitled "Pledge of Receivables and Intercompany Loans" between CME B.V. as pledgor and the Security Agent as pledgee dated 26 February 1999 whereby CME B.V. agrees, inter alia, to pledge to the Security Agent all its right, title and interest:

         (a)      under or pursuant to the Network Access Agreement; and

         (b)      in and to all loans made by CME B.V. to the Borrower.

"CME Development Corporation" means CME Development Corporation, a corporation incorporated under the General Corporation Law of the State of Delaware.

"CME Development Corporation's Pledge of Receivables" means the pledge agreement entitled "Pledge of Receivables" between CME Development Corporation as pledgor and the Security Agent as pledgee dated 26 February 1999 whereby CME Development Corporation agrees, inter alia, to pledge to the Security Agent all its right, title and interest under or pursuant to the Management Support Agreement.

"CME Ltd.'s Bank Accounts" means its account numbered 2-100-20938-5 at Fleet Bank, 60 East 42nd Street, New York, NY 10165 and its account numbered 1010609107 at Bank of Bermuda, 6 Front Street, Hamilton, Bermuda.

"CME Ltd.'s Pledge of Intercompany Loans" means the pledge agreement entitled "Pledge of Intercompany Loans" between CME Ltd. as pledgor and the Security Agent as pledgee dated 26 February 1999 whereby CME Ltd. agrees, inter alia, to pledge to the Security Agent all its right, title and interest in and to all loans made by CME Ltd. to each member of the Group.

"CME Programming Services" means CME Programming Services Inc., a corporation incorporated under the General Corporation Law of the State of Delaware.

"CME Programming Services' Pledge of Receivables" means the pledge agreement entitled "Pledge of Receivables" between CME Programming Services as pledgor and the Security Agent as pledgee dated 26 February 1999 whereby CME Programming Services agrees, inter alia, to pledge to the Security Agent all its right, title and interest under or pursuant to the programming services agreement between CME Programming Services and Nova TV dated 27 June 1996.

"Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in the First Schedule (The Banks).

"Compliance Certificate" means a certificate executed by the chief financial officer or by two other authorised officers of CME Ltd. substantially in the form set out in the Ninth Schedule.

"Computer System" means any computer systems, computer hardware and software and all equipment operated by electronic means.

"Confidentiality Agreement" means, in relation to any Bank, a confidentiality agreement entered into by it substantially in the form set out in the Seventh Schedule.

"Consolidated Total Tangible Assets" shall have the meaning ascribed thereto in Clause 13.2 (Definitions).

"CS Loan" means the principal amount made available by _eska Spo_itelna a.s. under the CS Loan Agreement.

"CS Loan Agreement" means the loan agreement between CME B.V. and _eska Spo_itelna a.s.

dated 1 August 1996 pursuant to which _eska Spo_itelna a.s. agreed to lend to CME B.V. an aggregate principal amount of CZK 850,000,000.

"Debt Service" shall have the meaning ascribed thereto in Clause 13.2 (Definitions).

"December/June period" means any period commencing on 1 December in any year from 1999 onwards and ending on the next succeeding 30 June.

"Dollar Collection Account" means, the Borrower's account numbered 02.17.85.570 with ING Bank N.V., Amsterdam branch.

"Event of Default" means any circumstances described as such in Clause 15.1 (Failure to Pay) to Clause 15.21 (Discontinuation of Broadcasting).

"Facility" means the dollar revolving loan facility granted to the Borrower in this Agreement.

"Facility Documents" means any one or all of this Agreement, the Security Documents, the Payment Instruction and any other document, instrument or agreement entered into by any Obligor or Nova TV and the Arranger, the Facility Agent and/or any Bank and designated as such by an Obligor and the Facility Agent together with all amendments of, and supplements to any of the foregoing (and "Facility Document" shall be construed accordingly).

"Facility Office" means, in relation to the Facility Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

"Fee Payment" means any Relevant Payment other than a dividend.

"Final Maturity Date" means 30 November 2001 (or, if such day is not a business day, the immediately preceding business day).

"GAAP" means (i) the generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis; and (ii) in relation only to the Original Financial Statements of CME B.V., the generally accepted accounting principles in effect from time to time in the Netherlands, applied on a consistent basis.

"Group" means, at any time, CME Ltd., its subsidiaries, any person which, directly or indirectly, is controlled by CME Ltd. and any person in which CME Ltd., such subsidiary or such person has an equity interest.

"Guarantee" means, in relation to any person, any obligation of such person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect of such person:

         (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by any agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise); or

         (b) entered into for the purpose of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part)

Provided that the term "Guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business. The term "Guarantee" or "Guaranteed" used as a verb has a corresponding meaning.

"Guilder Account" means, the Borrower's account numbered 66.87.21.847 with ING Bank N.V., Amsterdam branch.

"Information Memorandum" means each of the documents dated August 1997, December 1997 and October 1998 concerning the Borrower and the Guarantors prepared in relation to this transaction and distributed by the Arranger to selected banks during August 1997, December 1997 and October 1998.

"Instructing Group" means:

         (a) whilst no Advances are outstanding hereunder, a Bank or group of Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than 66_ per cent. of the Total Commitments; and

         (b) whilst at least one Advance is outstanding hereunder, a Bank or group of Banks to whom in aggregate more than 66_ per cent. of the Loan is owed.

"Intercompany Loan Agreement" means each agreement entered into by the Borrower or CME Ltd. as lender or creditor with any other member of the Group in relation to any Intercompany Loan which shall comply with Clause 14.12 (Terms of Intercompany Loans).

"Intercompany Loan" means the financial indebtedness specified in the Sixth Schedule and each other loan granted by the Borrower or CME Ltd. to any other member of the Group.

"July/November period" means any period commencing on 1 July in any year from 2000 onwards and ending on the next succeeding 30 November.

"LIBOR" means, in relation to any Advance or unpaid sum:

         (i) the offered rate per annum (if any) appearing on page 3750 of the Telerate screen which displays the London Interbank Offered Rate for deposits in dollars and for the specified period or any equivalent successor to such page at or about
                  11.00 a.m. on the Quotation Date for the specified period; or

         (ii) if no such offered rate appears on the Telerate screen for the purposes of paragraph (i) above, the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars and for the specified period at or about 11.00 a.m. on the Quotation Date for such period;

and, for the purposes of this definition, "specified period" means the Term of such Advance or, as the case may be, the period in respect of which LIBOR is to be determined in relation to such unpaid sum.

"Limited Recourse Agreement" means the statement from _eska Spo_itelna a.s., dated 26 November, 1998 whereby _eska Spo_itelna a.s. declares, inter alia, its consent to the transfer of a Participation Interest (as referred to therein) in Nova TV from CME B.V. to the Borrower and that it has no claims whatsoever against CME B.V. and the Borrower in respect of such transfer.

"Loan" means the aggregate principal amount for the time being outstanding hereunder.

"Local Currency Collection Account" means the Borrower's account numbered
02.19.26.026 with ING Bank N.V., Amsterdam branch.

"Management Support Agreement" means the management support agreement dated 27 June 1996 and made between CME Development Corporation and Nova TV.

"Management Fees" means any management fees payable by Nova TV pursuant to the Management Support Agreement or any replacement thereof.

"Network Access Agreement" means the network access agreement dated 27 June 1996 and made between CME B.V. and Nova TV.

"Network Access Fees" means any network access fees payable by Nova TV pursuant to the Network Access Agreement or any replacement thereof.

"New Station" means a subsidiary of CME B.V. or CME Ltd. (other than (i) any subsidiary of Nova TV, (ii) TVN and (iii) TV3) whose primary purpose is to operate a television station.

"Notes" means the $100,000,000 CME Ltd. 9_% Senior Notes due 2004 and the 8_% DM 140,000,000 Senior Notes due 2004.

"Notice of Drawdown" means a notice substantially in the form set out in the Fourth Schedule (Notice of Drawdown).

"Nova TV" means _eska Nezavisla Televizni Spole_nost, spol. s.r.o., a limited liability company established under the laws of the Czech Republic.

"Nova TV Licence" means the television broadcast licence issued by the Council of the Czech Republic for Radio and Television Broadcasting to CET 21 on 9 February 1993 pursuant to which CET 21 is broadcasting.

"Obligors" means the Borrower and the Guarantors and any other person which provides security or a guarantee at any time in respect of the obligations of any other Obligor under any of the Facility Documents (and "Obligor" means any of them).

"Original Financial Statements" means:

         (i) in the case of CME Ltd. and CME B.V., its audited consolidated financial statements for its financial year ended 31 December 1997;

         (ii) in the case of Nova TV, its audited unconsolidated financial statements for its financial year ended 31 December 1997; and

         (iii) in the case of the Borrower and CME Czech II, its management statements for the period ended 30 September, 1998.

"Partnership Agreement" means the Memorandum of Association and Investment Agreement, dated 4 May 1993, originally among CME B.V., _eska Spo_itelna a.s. and CET 21 and now among the Borrower and CET 21, as amended on 1 June 1993, 28 July 1994, 8 December 1994, 15 March 1996 15 March 1996, 17 July 1996, 14
November 1996, 17 December 1996, 3 February 1997, 24 April 1997, 21 May 1997 and 9 December 1997.

"Payment Instruction" means the payment instruction given pursuant to Clause
14.23 (Payment Instruction).

"Permitted Encumbrance" means in respect of any revenues or assets (other than shares issued by CME N.V., 79% of the voting and economic interest in Nova TV, all or any rights, title, benefit or interest of Nova TV in or to the Nova TV Licence or the Service Agreement and all or any assets or revenues which are expressed to be the subject of any encumbrance created pursuant to any of the Facility Documents):

         (i) any encumbrance arising by operation of law in the ordinary course of business and securing amounts not more than 90 days overdue;

         (ii) any banker's right of set-off arising by operation of law in the ordinary course of business or pursuant to the general terms and conditions applicable to banking mandates or deposit confirmations of bankers;

         (iii) any encumbrance created by Nova TV over all or any of its assets or revenues (which, for the avoidance of doubt, shall exclude the Nova TV Licence and the Service Agreement);

         (iv) any encumbrance arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by any Relevant Member of the Group in the ordinary course of business;

         (v) any encumbrance over property acquired by a Relevant Member of the Group which already existed at the date of acquisition of such property and was not created in contemplation of such acquisition provided that the encumbrance is not extended nor the amount secured thereby increased after the date of such acquisition;

         (vi) any encumbrance over the whole or any part of the assets of any subsidiary of any Relevant Member of the Group acquired after the date of this Agreement which was in existence prior to the time that subsidiary became a subsidiary of such Relevant Member of the Group and was not created in contemplation of that acquisition provided that the encumbrance is not extended nor the amount secured thereby increased after the date of the acquisition; and

         (vii) any encumbrance over any asset to the extent that the aggregate principal amount secured by all such encumbrances does not at any time exceed $10,000,000 or such greater amount as the Facility Agent may agree from time to time.

"Potential Event" means any event that would constitute an Event of Default or a Review Event but for the fact that notice is required to be given or time is required to elapse or both.

"Programming Services Agreement" means the programme and film acquisition support agreement dated 27 June 1996 and made between CME Programming Services and Nova TV.

"Programming Fees" means any programming fees payable by Nova TV pursuant to the Programming Services Agreement or any replacement thereof.

"Proportion" means, in relation to a Bank:

         (a) whilst no Advances are outstanding hereunder, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

         (b) whilst at least one Advance is outstanding hereunder, the proportion borne by its share of the Loan to the Loan.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in dollars for delivery on the first day of that period Provided that, if, for any such period, quotations would ordinarily be given on more than one date, the

Quotation Date for that period shall be the last of those dates.

"Reduction Dates" means each of the dates specified in Clause 6.2 (Reduction).

"Reference Banks" means the principal London offices of ING Bank N.V., National Westminster Bank PLC and Citibank N.A. or such other bank or banks as may from time to time be appointed by the Facility Agent after consultation with CME Ltd.

"Relevant Jurisdiction" means, in relation to:

         (i)      CME Ltd., Bermuda;

         (ii)     CME N.V., the Netherlands Antilles;

         (iii)    CME B.V., CME Czech II and the Borrower, The Netherlands;

         (iv)     Nova TV, the Czech Republic; and

         (v) any other Obligor, its jurisdiction of its incorporation or establishment.

"Relevant Member of the Group" means the Borrower, each of the Guarantors and Nova TV.

"Relevant Payment" means any dividends distributable by Nova TV to any member of the Group or any payments in respect of any agreement relating to the provision of management services, network access or programming services by any member of the Group to Nova TV or relating to the distribution of income or profits to any member of the Group by Nova TV.

"Repayment Date" means, in relation to any Advance, the last day of the Term thereof.

"Restricted Dividend" means any dividend declared or paid by Nova TV out of income or profits derived from any of its financial years ending after 31 December 1998.

"Restricted Fee Payment" means any Fee Payment payable by Nova TV in relation to income or profits derived from any of its financial years ending after 31 December 1998.

"Restricted Payment" means:

         (a) any dividend or other distribution on any share capital of a person (except dividends payable solely in share capital of such person); or

         (b) any payment on account of the purchase, redemption, retirement or acquisition of:

                  (i)      any share capital of such person; or

                  (ii) any option, warrant or other right to acquire share capital of such person (except any payment made therefor in share capital of such person).

"Review Event" means any circumstances described in Clause 15.25 (i)-(vii) (Review Events).

"Security Agency Agreement" means the security agency agreement of even date herewith between the Obligors as at the date hereof, the Arranger, the Agents and the Banks.

"Security Documents" means:

         (i)      the Borrower's Pledge of Bank Accounts;

         (ii)     CME Ltd.'s Pledge of Intercompany Loans;

         (iii)    the Borrower's Pledge of Intercompany Loans;

         (iv)     CME B.V.'s Pledge of Receivables and Intercompany Loans;

         (v)      the Agreement on Pledge of Dividends of Nova TV;

         (vi)     CME Programming Services' Pledge of Receivables;

         (vii)    CME Development Corporation's Pledge of Receivables;

         (viii)   the Borrower Pledge of Shares;

         (ix)     the Security Agency Agreement,

and each other agreement, document or instrument entered into from time to time by any member of the Group in favour of the Security Agent and/or the Banks or designated as a Security Document by the Facility Agent and the Borrower or such member of the Group provided that such agreement, document or instrument secures, inter alia, the obligations of the Borrower hereunder and/or under any other Facility Document and has not been expressly released by the Security Agent and/or the Banks.

"Service Agreement" means the agreement on cooperation in ensuring service for television broadcasting dated 21 May 1997 and a supplement thereto of even date therewith and made between Nova TV and CET 21.

"Studio 1+1" means the group of companies comprised of the following:

         (i) Broadcasting Company "Studio 1+1", a limited liability company incorporated under the laws of the Ukraine;

         (ii) Limited liability company Prioritet Ltd., a limited liability company incorporated under the laws of the Ukraine;

         (iii) Enterprise Intermedia, a legal entity incorporated in the Ukraine;

         (iv) Innova Film GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany;

         (v) International Media Services Ltd., a limited liability company incorporated under the laws of Bermuda;

         (vi) CME Ukraine Holding GmbH, a limited liability company incorporated under the laws of Austria;

         (vii) Ukraine Advertising Holding B.V., a limited liability company incorporated under the laws of The Netherlands; and

         (viii) CME Ukraine B.V., a limited liability company incorporated under the laws of the Ukraine.

"Term" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto.

"Total Commitments" means the aggregate at the relevant time of the Banks' Commitments.

"Transfer Certificate" means a certificate substantially in the form set out in the Second Schedule (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

         (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Clause 25.3 (Assignments and Transfers by Banks); and

         (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 25.5 (Transfers by Banks).

"Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate.

"Transferee" means a bank to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

"TVN" means Federacja Sp. zo.o..

"TV3" means Budapesti Kommunikacios Rt.

"Year 2000 Compliant" means, in relation to any Computer System, that any reference to or use of a date before, on or after 31 December 1999 in the operation of that Computer System will not have a material adverse effect on the use of that Computer System. .

1.2 Interpretation Any reference in this Agreement to:

an "Agent" or any "Bank" shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

"authorised officer or officers" means the chief financial officer or any other two authorised officers;

a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in Amsterdam, London and New York City;

a "disposal" shall include any sale, lease, assignment or transfer and "disposed of" shall be construed accordingly;

an "encumbrance" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest);

the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 9.15 a.m. on such date for the purchase of the first currency with the second currency or, if no such spot rate of exchange is quoted by the Facility Agent at or about such time on such date, the spot rate of exchange quoted by the Facility Agent at or about 9:15 a.m.
on the immediately preceding business day;

"financial indebtedness" means, of any person, at any date, without duplication:

         (a) all obligations of such person for the payment of borrowed money;

         (b) all reimbursement obligations of such person related to letters of credit or acceptance credits, and all such obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such person to pay the deferred purchase price of property or services (other than normal trade credit which is not more than 90 days overdue);

         (d) all obligations of such person as lessee which are capitalised in accordance with generally accepted accounting principles;

         (e) all financial indebtedness of others secured by an encumbrance on any asset of such person, whether or not such financial indebtedness is assumed by such person;

         (f) all financial indebtedness of others Guaranteed by such person; and

         (g) money owing in respect of any interest rate swap or cross-currency or forward sale or purchase contract of similar effect to any thereof entered into by that person;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "Material Adverse Change" shall be construed as a material adverse change in the business or financial condition of the Borrower or any Relevant Member of the Group which affects the Borrower's or such Relevant Member of the Group's ability to perform or comply with all or any of its material obligations (which shall include, for the avoidance of doubt, all payment obligations) under any Facility Document. Without prejudice to the above, a "Material Adverse Change" shall be deemed to occur if Consolidated Broadcast Cash Flow of CME B.V. or CME Ltd. is for any twelve calendar month period:

         (i) ending on 31 December 1998 less than $12,000,000 (or its equivalent in any other currency); or

         (ii) ending on the last day of any financial quarter of CME Ltd, or CME B.V., as the case may be, ending after 31 December 1998, less than $15,000,000 (or its equivalent in any other currency)

Provided that:

         (a) for the twelve calendar month period ending 31 December 1998 Studio 1+1 shall be excluded from Consolidated Broadcast Cash Flow of CME B.V. and CME Ltd.; and

         (b) for each twelve month period ending on or prior to the end ofthe third financial quarter in 1999 (in the case of TVN) or 2000 (in the case of TV3), TVN and/or TV3 (as the case may be) shall be excluded from Consolidated Broadcast Cash Flow of CME B.V. and CME Ltd.

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

any amount being "outstanding" in relation to any person shall include any amount constituting any contingent liability of such person as well as any actual liability, whether present or future and whether or not the relevant amount has been advanced to or on behalf of such person;

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

"relevant indebtedness" shall have the meaning ascribed to it in Clause 15.6 (Cross Default);

"relevant party" shall be construed in accordance with Clause 13.1 (Financial Condition of the Group).

a "subsidiary":

         (i) means, in relation to any Relevant Member of the Group, each person which is or is required to be consolidated with such Relevant Member of the Group for the purposes of preparing consolidated financial statements in accordance with GAAP; and

         (ii) of a company or corporation other than a Relevant Member of the Group shall be construed as a reference to any company or corporation:

                  (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

                  (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                  (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business.

1.3 Currency Symbols "$" and "dollars" denote lawful currency of the United States of America, "CZK" and "Czech Crowns" denote the lawful currency of the Czech Republic and "DEM" denotes lawful currency of the Federal Republic of Germany.

1.4 Amendments; times Save where the contrary is indicated, any reference in this Agreement to:

         (i) this Agreement or any other agreement or document (other than the Basle Paper) shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

         (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

         (iii) a time of day shall be construed as a reference to London time.

1.5 Headings Clause, Part and Schedule headings are for ease of reference only.

1.6 Singular and Plural In this Agreement, words and expressions importing the singular shall, where the context permits or requires, include the plural and vice versa.

                                     PART 2

                                  THE FACILITY

2.  The Facility
2.1 Grant of the Facility The Banks grant to the Borrower, upon the terms and subject to the conditions hereof, a dollar revolving loan facility in a maximum aggregate principal amount of $15,000,000.

2.2 Purpose and Application The Facility is intended to finance and refinance the making of loans to CME B.V. for the funding of investments and capital expenditures, general working capital and operating expenditures associated with the Group's operations. Accordingly, the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes and neither the Agents, the Arranger and the Banks nor any of them shall be obliged to concern themselves with such application.

2.3 Condition Precedent Documents Save as the Banks may otherwise agree, the first Notice of Drawdown may only be delivered by the Borrower hereunder if the Facility Agent has confirmed to the Borrower that it has received all of the documents listed in the Third Schedule (Conditions Precedent) and that each is, in form and substance, satisfactory to the Facility Agent. The Facility Agent will promptly give notice of such satisfaction to the Borrower and the Banks.

2.4 Banks' Obligations Several The obligations of each Bank hereunder are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of any of the Obligors towards any party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5 Obligor's Obligations With a view to ensuring the validity and enforceability of the Agreement on Pledge of Dividends of Nova TV the present and future, actual and contingent obligations of each of the Borrower and the Guarantors under any or all of the Facility Documents and any and all other documents or agreements entered into in connection therewith to any of the Arranger, the Agents and the Banks shall be owed and due to (i) the Arranger, such Agent or such Bank and (ii) the Security Agent jointly, so that any one or more of the Arranger, such Agent or such Bank (unless any provision of any Facility Document contemplates that the Security Agent shall act on behalf of all of the Banks or an Instructing Group), as the case may be, or the Security Agent may exercise the rights and remedies of the Arranger, such Agent or such Bank Provided that nothing herein shall restrict the application of Clause 21 (Sharing) or Clause 3 (Application of Proceeds) of the Security Agency Agreement.

3.  Utilisation of the Facility
3.1 Drawdown Conditions An Advance will be made by the Banks to the Borrower if:

         (a)      not more than ten business days before and not later than
                  9.00 a.m. on the third business day before the proposed date for the making of such Advance, the Facility Agent has received from the Borrower a Notice of Drawdown therefor, receipt of which shall oblige the Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

         (b) the proposed date for the making of such Advance is a business day falling one month or more before the Final Maturity Date;

         (c) the proposed amount of such Advance is (i) an amount of not less than $2,500,000 and an integral multiple of $500,000 which is less than the amount of the Available Facility or
                  (ii) equal to the amount of the Available Facility;

         (d) the proposed Term of such Advance is a period of one, three, six or twelve months ending on or before the Final Maturity Date Provided that if the Borrower fails to give notice of its selection of the length of any Term the length of such term shall be one month;

         (e) neither of the events mentioned in Clause 5 (Market Disruption and Alternative Interest Rates) shall have occurred; and

         (f) no Event of Default, Review Event or Potential Event has occurred which is continuing unwaived and the representations set out in Clause 11 (Representations) which are to be repeated under Clause 11.27 (Repetition of Representations) are true on and as of the proposed date for the making of such Advance provided that this Clause 3.1(f) shall not apply to any Advance which is in the same or a lesser amount as an existing Advance or Advances falling due for repayment on the proposed date for the making of such Advance and such Advance is to be applied in refinancing such existing Advance or Advances (but without prejudice to the rights of the Facility Agent and the Banks under Clauses 15.22 (Acceleration and Cancellation), 15.23 (Advances Due on Demand) and 15.25 (Review Events)).

3.2 Each Bank's Participation Each Bank will participate through its Facility Office in each Advance made pursuant to Clause 3.1 (Drawdown Conditions) in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

3.3 Reduction of Available Commitment If a Bank's Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for an Advance, then the amount of that Advance shall be reduced accordingly.

                                     PART 3

                                    INTEREST

4.  Payment and Calculation of Interest

4.1 Payment of Interest On the Repayment Date relating to each Advance and if such Advance has a Term which exceeds six months, at the end of the six month period commencing on the date of making such Advance the Borrower shall pay accrued interest on that Advance.

4.2 Calculation of Interest The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of the Applicable Margin at such time and LIBOR on the Quotation Date therefor.


5. Market Disruption and Alternative Interest Rates If, in relation to any
Advance:

         (a) the Facility Agent determines that at or about 11.00 a.m. on the Quotation Date for the Term in respect of such Advance the Telerate service is not available and none or only one of the Reference Banks was offering to prime banks in the London Interbank Market deposits in dollars for the proposed duration of such Term; or

         (b) before 3.00 p.m. on the Quotation Date for such Term the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate fifty per cent. or more of such Advance if made would be owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 4 (Payment and Calculation of Interest):

                  (i) the Facility Agent shall notify the other parties hereto of such event;

                  (ii)     such Advance shall not be made; and

                  (iii) if the Facility Agent or the Borrower so requires, within five days of such notification the Facility Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.

                                     PART 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.  Repayment

6.1 Repayment The Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

6.2 Reduction The Total Commitments shall, on each of the dates set out below, be reduced to the amount (subject to any further reduction to such amount in accordance with Clause 6.6 (Restriction on Relevant Payments)) set opposite such date (to the extent not already reduced in accordance herewith):

         Reduction Date             Reduced Total Commitments $

         30 June 2000                11,250,000
         30 November 2000            7,500,000
         30 June 2001                3,750,000
         30 November 2001            0

Each reduction of the Total Commitments shall reduce the Commitment of each Bank rateably.

6.3 Repayments to allow Reductions The Borrower shall, on each of the Reduction Dates specified in Clause 6.2 (Reduction), repay (subject always to Clause 17.4 (Broken Periods)) an amount of the Loan which shall ensure that the amount of the Loan when aggregated with the amount of the Available Facility as at the end of such Reduction Date shall be equal to or less than the amount set opposite such Reduction Date in Clause 6.2 (Reduction).

6.4 Notice of Relevant Payments Whenever Nova TV declares a dividend or becomes obliged to make a Fee Payment, CME B.V. shall, within five business days, notify the Facility Agent of the amount and the date(s) for payment thereof and provide the Facility Agent with evidence of such amount and date(s) in the form of:

         (i) in the case of a dividend, a copy of the annual audited financial statements or the minutes of a meeting of the shareholders of Nova TV certified, in each case, as true by a duly authorised officer or officers of CME B.V.; or

         (ii) in the case of a Fee Payment, a certificate of a duly authorised officer or officers of CME B.V.

6.5 Application of Relevant Payments If Nova TV:

         (i) pays a Restricted Dividend and the credit balance on the Dollar Collection Account is less than the amount by which the Total Commitments are then scheduled to be reduced on the then next succeeding Reduction Date; or

         (ii)     makes a Restricted Fee Payment and the aggregate of:

                  (a) the amount of all Restricted Dividends at that time yet to be paid by Nova TV prior to the next succeeding Reduction Date (such amount to be calculated solely by reference to the evidence delivered pursuant to Clause 6.4); and

                  (b)      the credit balance on the Dollar Collection Account

                  is less than the amount by which the Total Commitments are then scheduled to be reduced on the then next succeeding Reduction Date then CME B.V. shall promptly ensure that a dollar amount equal to the amount of such Restricted Dividend or Fee Payment is credited to the Dollar Collection Account.

CME B.V. may comply with its obligations under this Clause by:

         (1) ensuring that the Borrower issues an instruction to the Facility Agent to convert the local currency amount of the relevant Restricted Dividend or Fee Payment into dollars for credit to the Dollar Collection Account;

         (2) direct payment by CME B.V. of dollars to the Dollar Collection Account; or

         (3)      by a combination of the foregoing.

If CME B.V. has not complied with such obligations within five business days of notice from the Facility Agent requiring the same, the Facility Agent shall be irrevocably entitled (and the Borrower hereby authorises the Facility Agent) to convert any amounts standing to the credit of the Local Currency Collection Account or the Guilder Account into dollars at the Facility Agent's relevant spot rate of exchange and to credit the same to the Dollar Collection Account.

6.6 Restriction on Relevant Payments If Nova TV pays a Restricted Dividend during a December/June period which is not calculated by reference to the income or profits earned by Nova TV during the financial year preceding that in which such December/June period begins and:

         (i) (a) the amount of such Restricted Dividend, when aggregated with (b) the credit balance on the Dollar Collection Account, exceeds (c) the amount by which the Total Commitments are to be reduced on the 30 June Reduction Date on which such December/June period ends (the amount of (a) plus (b) less
                  (c) hereinafter called an "Excess Dividend Amount"); and

         (ii) the amount by which the Total Commitments are then scheduled to be reduced on the next 30 November Reduction Date exceeds the amount of Restricted Dividend or Fee Payments at that time yet to be paid in the July/November period ending on such 30 November Reduction Date, calculated solely by reference to the evidence delivered pursuant to Clause 6.4 (such excess being hereinafter referred to as the "Relevant Payment Shortfall")

then the amount to which the Total Commitments are scheduled to be reduced on such 30 June Reduction Date shall be further reduced by the lesser of:

         (1)      such Excess Dividend Amount; and

         (2)      such Relevant Payment Shortfall

whereupon the provisions of Clause 6.5 shall apply to such Restricted Dividend.

6.7 Withdrawals from Accounts Withdrawals may not be made from the Dollar Collection Account, the Local Currency Collection Account or the Guilder Account by the Borrower if an Event of Default or Review Event has occurred which is continuing unwaived (unless such amounts are applied in immediate irreversible prepayment of the Loan) or if CME B.V. is under an obligation to credit an amount to the Dollar Collection Account under Clause 6.5. Withdrawals from the Dollar Collection Account may otherwise be made only if:

         (i) after such withdrawal, the credit balance on the Dollar Collection Account would not be less than the amount by which the Total Commitments are then scheduled to be reduced on the then next succeeding Reduction Date; or

         (ii) the Total Commitments are simultaneously reduced by an amount equal to the amount of such withdrawal.

In the case of (ii) above the proceeds of the relevant withdrawal must be applied in immediate prepayment of the Loan to the extent necessary to ensure that the amount of the Loan is not more than the amount of the Total Commitments following such reduction. Nothing in this Clause 6 shall prevent the withdrawal of any amounts standing to the credit of any account pursuant to any Security Document for application in discharge of the Loan.

6.8 Calculation of Amounts of Relevant Payments The amount of any Restricted Dividend or Fee Payment shall be calculated net of withholding on account of tax and, if denominated in any currency other than dollars:

         (i) at the Facility Agent's spot rate for the purchase of dollars with such currency at 11.00 a.m. on (a) the day in question or (b) if such Restricted Dividend or Fee Payment is one referred to in Clauses 6.5 (other than Clause 6.5(ii)(a)) or 6.6(i), on the second business day prior to the date of payment of such Restricted Dividend or Fee Payment; or

         (ii) if CME B.V. has entered into any forward foreign exchange contract in relation to such Restricted Dividend or Fee Payment for the purchase of dollars with an amount equal to the amount of such Restricted Dividend or Fee Payment, in accordance with such contract.

6.9 No Other Repayments The Borrower shall not repay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein but shall, subject to the terms and conditions hereof, be entitled to reborrow any amount repaid.

6.10 Netting If on any date:

         (i)      a Bank is obliged to participate in the making of an Advance;
                  and

         (ii)     a payment is due to be made to that Bank pursuant to Clause
                  6.1 (Repayment) by the Borrower,

then (without prejudice, for the avoidance of doubt, to the obligation of the Borrower to repay such Advance in full on its Repayment Date, subject to the provisions of this Agreement) the Facility Agent shall set off the amount payable by such Bank in respect of such Advance and the amount payable by the Borrower and only the net amount (if any) shall be payable by such Bank or, as the case may be, the Borrower (and the Facility Agent shall promptly advise the Borrower and such Bank of the net amount (if any) payable by such Bank to the Borrower or by the Borrower to such Bank). Such Bank or, as the case may be, the Borrower shall make such net amount (if any) available to the Facility Agent in accordance with the provisions of this Agreement on the relevant date.


7.  Prepayment and Cancellation

7.1 Prepayment The Borrower may, at any time, if it has given to the Facility Agent not less than five business days' prior notice to that effect, prepay the whole or any part of any Advance (being a minimum amount of $2,500,000 and an integral multiple of $500,000) on any business day subject to the provisions of Clause 17.4 (Broken Periods) and provided that the Borrower shall on the date of prepayment of any Advance (or part thereof) pursuant to this Clause 7.1 (Prepayment) pay all interest accrued thereon up to the date of repayment thereof.

7.2 Cancellation The Borrower may, at any time, by giving to the Facility Agent not less than five business days' prior notice to that effect, cancel the whole or any part (being a minimum amount of $2,500,000 and an integral multiple of $500,000) of the Total Commitments; any such cancellation shall be applied in reduction of the amount (until such amount is zero) to which the Total Commitments are to be reduced pursuant to Clause 6.2 (Reduction) on any Reduction Date by applying such amount in reduction of the amount by which Total Commitments are to be reduced on each Reduction Date in chronological order and shall reduce the Commitment of each Bank rateably.

7.3 Notice of Cancellation Any notice of prepayment or cancellation given by the Borrower for the purposes of Clause 7.1 (Prepayment) or 7.2 (Cancellation) shall be irrevocable and shall specify the date upon which such prepayment or cancellation is to be made and the amount of such prepayment or cancellation and, in the case of a notice of prepayment, shall oblige the Borrower to make such prepayment on such date.

7.4 Cancellation of a Bank's Commitment If any Bank claims indemnification from the Borrower under Clause 8.2 (Tax Indemnity) or Clause 10.1 (Increased Costs), the Borrower may, if no Potential Event, Event of Default or Review Event has occurred which is continuing unwaived, within thirty days thereafter and by not less than ten business days' prior notice to the Facility Agent (which notice shall be irrevocable), cancel such Bank's Commitment whereupon such Bank shall cease to be obliged to participate in further Advances and its Commitment shall be reduced to zero.

                                     PART 5

                                RISK ALLOCATION

8.  Taxes

8.1 Tax Gross-up All payments to be made by the Borrower or any Guarantor to the Arranger, an Agent or any Bank under any Facility Document shall be made free and clear of and without deduction for or on account of tax unless the Borrower or such Guarantor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower or such Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

8.2 Tax Indemnity Without prejudice to the provisions of Clause 8.1 (Tax Gross-up), if any party to this Agreement (other than the Borrower or any Guarantor) or an Agent on its behalf is required to make any payment on account of tax (not being a tax imposed on and calculated by reference to the net income paid to and received by such party's Facility Office by the jurisdiction in which such party is incorporated or in which such party's Facility Office is located) on or in relation to any sum received or receivable under any Facility Document by such person or an Agent on its behalf (including any sum received or receivable under this Clause 8) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such party or an Agent on its behalf, the Borrower or the Guarantor from whom such sum was received or receivable shall, upon demand of the Facility Agent, promptly indemnify such party against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

8.3 Filings Each Bank and Agent shall cooperate with the Borrower in respect of any application to the relevant revenue authorities by the completion and execution of such certificates, claim forms or other documentation as such Bank or Agent is reasonably able to complete and execute without incurring any liability on its part and as the Borrower may reasonably request, to enable the Borrower to obtain authorisation from the relevant revenue authorities to make interest payments in full to such Bank or Agent without deduction or withholding of tax. No additional amount shall be payable pursuant to Clause
8.1 (Tax Gross-up) or Clause 8.2 (Tax Indemnity) in respect of any deduction or withholding for or on account of tax which would not have been required to be deducted or withheld or which would not have arisen if the person to whom such a payment was made or is payable had complied with the obligations expressed to be assumed by it under this Clause 8.3 (Filings) if the Borrower has requested the relevant Bank or Agent to complete and execute the relevant certificates, forms or other documents, provided that the Borrower shall continue to be liable to pay any amount or additional amount pursuant to Clause 8.1 (Tax Gross
Up) or Clause 8.2 (Tax Indemnity) which would not have been payable if the relevant certificates, forms or other documents had been completed and executed, notwithstanding that such liability arises after the Borrower has requested such completion and execution if the relevant Bank or Agent is taking all reasonable steps open to it to effect such completion and execution in a reasonably expeditious manner.

8.4 Tax credits If any Bank receives the benefit of any tax credit, refund or allowance resulting from a payment which includes an additional amount paid by the Borrower under Clause 8 (Taxes), it shall, to the extent that it can do so without prejudice to the retention of the relevant benefit, pay to the Borrower such part of that benefit as the Bank considers to be attributable to the additional amount paid by the Borrower under Clause 8 (Taxes) which will leave the Borrower in no less favourable a position that it would have been in if no additional amount had been required to be paid provided that:

         (a) the Bank shall be the sole judge of the amount of any such benefit and of the date on which it is received;

         (b) the Bank shall have a discretion as to the order and manner in which it employs or claims tax credit, refunds and allowances available to it and, in particular, shall be entitled to arrange its tax affairs in whatever manner it thinks fit; and

         (c) the Bank shall not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

8.5 Claims by Banks A Bank intending to make a claim pursuant to Clause 8.2 (Tax Indemnity) shall notify the Facility Agent of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall notify the Borrower thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.


9.  Tax Receipts

9.1 Notification of Requirement to Deduct Tax If, at any time, the Borrower or a Guarantor is required by law to make any deduction or withholding from any sum payable by it under any Facility Document (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower or such Guarantor shall promptly notify the Facility Agent.

9.2 Evidence of Payment of Tax If the Borrower or a Guarantor makes any payment under any Facility Document in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority (or, if later, within 10 business days of receipt), an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

10.  Changes in Circumstances

10.1 Increased Costs If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any Capital Adequacy Requirement or any other request from or requirement of any central bank or other fiscal, monetary or other authority:

         (a) a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of Advances) under this Agreement;

         (b) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to participate in the making of Advances) under this Agreement;

         (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the loans comprised in a class of loans formed by or including such Bank's share of the Advances; or

         (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on such Bank or such holding company and calculated by reference to the net income paid to and received by such Bank's Facility Office by the jurisdiction in which such Bank or such holding company is incorporated or in which such Facility Office is located) on or calculated by reference to the amount of such Bank's share of the Advances and/or to any sum received or receivable by it hereunder, in each case in an amount which such Bank considers material then the Borrower shall, from time to time on demand of the Facility Agent, promptly pay (without duplication of amounts otherwise payable pursuant to Clause 8 (Taxes) or any other provision of this Agreement) to the Facility Agent for the account of that Bank amounts sufficient to hold harmless and indemnify that Bank or such Bank's holding company from and against, as the case may be, (1) such reduction in the rate of return of capital (or such proportion of such reduction as is, in the reasonable opinion of that Bank, attributable to its obligations hereunder), (2) such cost, (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its participating in the funding or maintaining of Advances) or (4) such liability, each as referred to in paragraphs (a) to (d) above.

10.2 Exceptions Clause 10.1 shall not apply to any cost, reduction, increased cost or liability:

         (a)      compensated for under Clause 8;

         (b) attributable to any breach by the relevant Bank (or its holding company) of any applicable law or any request or requirement of any central bank or other fiscal, monetary or other authority; or

         (c) relating to tax on a Bank's (or its holding company's) overall net income.

10.3 Increased Costs Claims A Bank intending to make a claim pursuant to Clause
10.1 (Increased Costs) shall notify the Facility Agent of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall notify the Borrower thereof Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

10.4 Illegality If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or part of its Commitment or its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Facility Agent a notice to that effect and:

         (a) such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Commitment shall be immediately reduced to zero; and

         (b) if the Facility Agent on behalf of such Bank so requires, the Borrower shall repay the Bank's share of any outstanding Advances on the Repayment Date relating thereto (or, if earlier, the latest date permitted by applicable law) together with accrued interest thereon and all other amounts owing to such Bank hereunder.

10.5 Mitigation If circumstances are such that the Borrower is obliged to pay any additional amounts for the benefit of a Bank pursuant to Clause 8.1 (Tax Gross-up) or a Bank intends to claim indemnification from the Borrower under Clause 8.2 (Tax Indemnity) or Clause 10.1 (Increased Costs) such Bank shall, after consultation with the Facility Agent and the Borrower and to the extent that it can do so lawfully and without prejudice to its own position, consider what steps it might reasonably take (including a change in its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Borrower and willing to participate in the Facility) with a view to mitigating the effect of such circumstances on the Borrower.

                                     PART 6

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

11. Representations
The Borrower and each of the Guarantors makes the representations and warranties set out in Clause 11.1 (Status and Due Authorisation of Borrower and the Guarantors) to Clause 11.25 (Security Documents) (provided that the representations contained in Clause 11.17 (Ownership of Assets by the Borrower) shall be made or repeated only in accordance with any Notice of Drawdown and in accordance with Clause 11.27 (Repetition of Representations)) and the Borrower and each of the Guarantors acknowledges that the Agents, the Arranger and the Banks have entered into the Facility Documents in reliance on those representations and warranties.

11.1 Status and Due Authorisation of the Borrower and the Guarantors It is a corporation duly organised and (to the extent such concept is recognised) in good standing under the laws of its Relevant Jurisdiction with power (i) to enter into each of the Facility Documents, and each Intercompany Loan Agreement to which it is expressed to be a party, (ii) to own its properties and to carry on its business as it is now being conducted and (iii) to exercise its rights and perform its obligations under each such Facility Document and each Intercompany Loan Agreement to which it is expressed to be a party and all corporate and other action required to authorise its execution of each such Facility Document and Intercompany Loan Agreement and its performance of its obligations thereunder has been duly taken.

11.2 Status and Due Authorisation of Nova TV Nova TV is a limited liability company duly organised and (to the extent such concept is recognised) in good standing under the laws of the Czech Republic with power (i) to enter into each Facility Document to which it is a party and the Service Agreement, (ii) to own its properties and conduct its business as it is now being conducted and (iii) to exercise its rights and perform its obligations under each Facility Document to which it is a party and the Service Agreement and all corporate and other action required to authorise the owning of its properties and the conduct of its business as it is now being conducted and its execution of each Facility Document to which it is a party and the Service Agreement and its performance of its obligations thereunder has been duly taken.

11.3 Withholding Tax Under the laws of the Czech Republic Nova TV is not required to make any withholding for tax from any payment it may make to the Borrower in respect of any dividends.

11.4 Claims Pari Passu The claims of the Agents, the Arranger and the Banks against each Obligor and Nova TV under each of the Facility Documents and against CME B.V. or the Borrower in relation to any claim that may arise as a result of the enforcement of the Borrower's Pledge of Intercompany Loans will rank at least pari passu with the claims of all the other unsecured and unsubordinated creditors of such Obligor or Nova TV or CME B.V. under the laws of the Relevant Jurisdiction of such Obligor or Nova TV or CME B.V. (as the case may be) save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

11.5 Governing Law In any proceedings taken in any Relevant Jurisdiction in relation to any Facility Document the law expressly chosen by the parties to such Facility Document, as the governing law of such Facility Document, will be recognised and enforced.

11.6 Validity and Admissibility in Evidence All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each Relevant Member of the Group lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each of the Facility Documents, in the Partnership Agreement, in the Service Agreement and in each Intercompany Loan Agreement to which it is expressed to be a party, (b) to ensure that the obligations expressed to be assumed by each Relevant Member of the Group in each of the Facility Documents, the Partnership Agreement, the Service Agreement and each Intercompany Loan Agreement are legal, valid and binding and (c) to make each of the Facility Documents to which it is a party, the Partnership Agreement, the Service Agreement and each Intercompany Loan Agreement admissible in evidence in the Relevant Jurisdiction of the Relevant Member(s) of the Group party to such Facility Document, Partnership Agreement, Service Agreement or Intercompany Loan Agreement, have been done, fulfilled and performed.

11.7 No Filing or Stamp Taxes Under the laws of each Relevant Jurisdiction no filing, recording or enrolment with any court or other authority in such Relevant Jurisdiction and no stamp, registration or similar tax is required to be paid on or in relation to any of the Facility Documents, the Partnership Agreement or the Service Agreement save for any filing, recording, enrolment, stamp, registration, or other similar tax which has already been made or paid.

11.8 Binding Obligations The obligations expressed to be assumed by each Relevant Member of the Group in each of the Facility Documents, the Partnership Agreement, the Service Agreement and each Intercompany Loan Agreement are legal and valid obligations binding on it in accordance with the terms thereof except where the same may be limited by applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally or by equitable principles. 11.9 No Winding-up No Relevant Member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened (other than any steps or proceedings of a frivolous or vexatious nature as determined by an independent reputable law firm) against any Relevant Member of the Group for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.

11.10 No Event of Default No Event of Default, Review Event or Potential Event has occurred and is continuing.

11.11 No Material Defaults No Relevant Member of the Group is in breach of or in default under any term of its constitutive documents, any agreement or instrument to which it is a party or which is binding on it or any of its assets or any term of any applicable law, ordinance, rule or regulation or any order, judgment or decree of any court, arbitrator or governmental authority, in each case, to an extent or in a manner which would reasonably be expected to lead to a Material

Adverse Change.

11.12 Original Financial Statements The Original Financial Statements of each Relevant Member of the Group (other than CME N.V.) were prepared in accordance with GAAP and (in conjunction with the notes thereto) fairly present in conformity with GAAP the consolidated (or, as the case may be, unconsolidated) financial condition of such Relevant Member of the Group (and, if applicable, its subsidiaries) at the date as of which they were prepared and the results of such Relevant Member of the Group's operations during the financial year or other period to which they relate then ended.

11.13 No Material Adverse Change Since 31 December 1997, there has been no Material Adverse Change.

11.14 Ownership of Assets by CME Ltd. Except as permitted by or in accordance with the Security Documents, CME Ltd. is the absolute sole beneficial owner of
(i) all the outstanding shares of CME N.V., (ii) all of the rights and benefits relating to CME Ltd.'s Bank Accounts (and the monies held therein) and (iii) all outstanding Intercompany Loans made by it free (in each case) from encumbrances and it has not granted (or agreed to grant) any rights of pre-emption over the shares in CME N.V. or otherwise disposed (or agreed to dispose) of the whole or any part of such shares, rights, benefits or Intercompany Loans. Furthermore, CME Ltd.'s only assets are (a) shares in CME N.V., (b) one share in CME Media Enterprises (UK), (c) shares in a company incorporated in England (provided that promptly upon CME Ltd. becoming the owner of such shares it shall contribute the loan of $ 22,497,750 made by it to CME B.V. and referred to in the Sixth Schedule to such company as share premium and all such shares except one shall be transferred to CME N.V. who shall transfer the same to CME B.V.), (d) the monies from time to time standing to the credit of CME Ltd.'s Bank Accounts, (e) the outstanding Intercompany Loans secured in accordance with CME Ltd.'s Pledge of Intercompany Loans, (f) any assets secured in favour of the Security Agent in accordance with Clause 14.6 (Ownership of Assets by CME Ltd.) and (g) the rights relating to each of the foregoing and assets used solely in managing and administering CME Ltd. or the aforementioned activities of CME Ltd..

11.15 Activities of CME N.V. CME N.V. is the absolute sole beneficial owner of
(i) all the outstanding shares in CME B.V., (ii) 1% of the outstanding share capital of CME Medienbeteiligungen GmbH, (iii) cash raised by the issue of further shares in CME N.V. as permitted hereunder and (iv) all intercompany loans made by it as permitted hereunder and carries on no business other than the holding of all the outstanding shares of CME B.V. and 1% of the outstanding share capital of CME Medienbeteiligungen GmbH (and related management and administering activities) and owns no assets other than the aforementioned shares and assets and any assets used solely in managing and administering CME N.V. or the aforementioned activities of CME N.V..

11.16 Ownership of Assets by CME B.V. and CME Czech II Except pursuant to the Security Documents, CME B.V. is the absolute, sole beneficial owner of all of the issued share capital of CME Czech II and CME Czech II is the absolute, sole beneficial owner of all the issued share capital of the Borrower in each case free from encumbrances, counterclaim or dispute and neither CME B.V. nor CME Czech II has granted (or agreed to grant) any rights of pre-emption over or otherwise disposed (or agreed to dispose) of the whole or any part of such shares.

11.17 Ownership of Assets by the Borrower Except pursuant to the Security Documents, the Borrower is the absolute, sole beneficial owner of (i) at least 79% of the voting and economic interests in Nova TV and exclusively entitled to all profit distributions relating to such economic interests, (ii) all of the rights and benefits relating to each of the bank accounts (and the monies held therein) secured under the Borrower's Pledge of Bank Accounts and (iii) all Intercompany Loans made by it, free (in each case) from encumbrances, rights of counter-claim (in the case of assets other than the bank accounts secured by the Borrower's Pledge of Bank Accounts and rights relating thereto) or dispute by any person (other than, in the case of any bank account, the relevant bank at which such account is held) and:

         (a) at least 79% of the voting and economic interests in Nova TV remain free from any rights of pre-emption granted (or agreed to be granted) to any person and have not been disposed of (and are not subject to any agreement for disposal); and

         (b) the Borrower has not subordinated or disposed of (or agreed to subordinate or dispose of) the whole or any part of such rights, benefits or Intercompany Loans referred to in (ii) and (iii) above.

The Borrower owns no other assets other than voting and economic interests in Nova TV, the monies from time to time standing to the credit of the bank accounts secured under the Borrower's Pledge of Bank Accounts, the Intercompany Loans secured in accordance with the Borrower's Pledge of Intercompany Loans and the rights relating to any of the foregoing and assets used solely in managing and administering the aforementioned activities of the Borrower and those activities mentioned in Clause 14.7.

11.18 Full Disclosure The factual information contained in the Information Memorandum (other than sections 8 and 9 of the Information Memorandum dated August 1997 thereof for which neither the Borrower nor any Guarantor is accepting responsibility and save as disclosed to the Facility Agent in writing prior to the date hereof) is at the date hereof (or in the case of the Information Memorandum prepared in August 1997 and December 1997 were at the date the same were prepared) accurate in all material respects and all statements of opinion, projections and forecasts contained therein have been made in good faith and based on estimates and assumptions which CME Ltd. considers reasonable as at the date hereof (or in the case of the Information Memorandum prepared in August 1997 and December 1997 which CME Ltd. considered reasonable as at the date the same were prepared). Neither the Borrower nor any Guarantor has omitted to state a material fact necessary to make the information contained in the Information Memorandum (other than sections 8 and 9 of the Information Memorandum dated August 1997 which neither the Borrower nor any Guarantor is accepting responsibility) relating to any Relevant Member of the Group not misleading in any material respect as at the date hereof.

11.19 Encumbrances Save as permitted by Clause 14.9 (Negative Pledge), no encumbrance exists over all or any of the present or future revenues or assets of any Relevant Member of the Group.

11.20 No Obligation to Create Security The execution of each of the Facility Documents and the exercise of the rights and performance of the obligations thereunder by each party thereto will not result in the existence of nor oblige any Relevant Member of the Group to create any encumbrance over all or any of its present or future revenues or assets other than any Permitted Encumbrance.

11.21 Execution of the Facility Documents The execution of each of the Facility Documents to which it is expressed to be a party and the Service Agreement by any Relevant Member of Group and its exercise of its rights and performance of its obligations thereunder do not and will not:

         (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

         (b) conflict with its constitutive documents and rules and regulations or with the Partnership Agreement; or

         (c) conflict with any applicable law, ordinance, rule, regulation or official or judicial order in any material respect.

11.22 Compliance with Law Each Relevant Member of the Group is conducting and has conducted its business in compliance in all material respects with all material applicable laws, regulations and authorisations of all relevant governmental authorities (including without limitation the Securities and Exchange Commission). Each Relevant Member of the Group has duly obtained all material consents, licenses, approvals and authorisations from all relevant governmental authorities and other third persons and has effected all declarations, filings and registrations with all relevant governmental authorities and other third persons necessary for the due execution, delivery and performance by it of each of the Facility Documents, the Partnership Agreement, the Service Agreement and each Intercompany Loan Agreement to which it is a party and the continued conduct of its business except for those relating to future operations and transactions which are expected to be obtained as a matter of course and those which the failure to obtain would not reasonably be expected to lead to a Material Adverse Change.

11.23 Exclusivity The Nova TV Licence has been issued to CET 21 exclusively. Nova TV has the exclusive right to benefit from, use and enjoy the rights associated with the Nova TV Licence and each of the Nova TV Licence and the Service Agreement is in full force and effect and no notice of revocation, cancellation or withdrawal thereof has been given by any relevant person and neither Nova TV nor CET 21 is in breach of any of its obligations under the Nova TV Licence or the Service Agreement. The execution of, the exercise of rights and the performance by any Relevant Member of the Group of its obligations under any of the Facility Documents will not conflict with, breach or cause any default under the Nova TV Licence or the Service Agreement.

11.24 Litigation, etc. Save as disclosed in the Eighth Schedule:

         (i) as at the date hereof, there is no action, suit, investigation, arbitration or other proceeding pending or, to the best of the knowledge and belief of the Borrower and each Guarantor, threatened against (a) any member of the Group which other than Nova TV, would reasonably be expected to result in, individually or in conjunction with any other action, suit, investigation, arbitration or other proceeding, a Material Adverse Change or (b) Nova TV or CET 21 ; and

         (ii) as at any date after the date hereof, there is no action, suit, investigation, arbitration or other proceeding pending or, to the best of the knowledge and belief of the Borrower and each Guarantor, threatened against any member of the Group or CET 21 which would reasonably be expected to result in, individually or in conjunction with any other action, suit, investigation, arbitration or other proceeding, a Material Adverse Change.

11.25 Security Documents Each of the Security Documents shall, as at the date of delivery of the first Notice of Drawdown to the Facility Agent hereunder and at all times when this representation and warranty is repeated thereafter, create a first ranking, valid, perfected and enforceable security interest in respect of the revenues and/or assets referred to therein subject, in the case of the Agreement on Pledge of Dividends of Nova TV and any dividends which have not been declared by Nova TV, to the due execution by the Borrower of a further pledge of dividends pursuant to and in accordance with Clause 3.2 of the Agreement on Pledge of Dividends of Nova TV (subject to any limitations arising from administration, bankruptcy, insolvency, liquidation, reorganisation and similar laws generally affecting the rights of creditors).

11.26 Repetition of Representations Each of the representations and warranties contained in Clauses 11.1 (Status and Due Authorisation of Borrower) to 11.25 (Security Documents) (other than 11.3 (Withholding Tax), 11.13 (No Material Adverse Change) and 11.18 (Full Disclosure)) shall be repeated on the date of the making of any Advance to which Clause 3.1 (f) (Drawdown Conditions) applies by reference to the facts and circumstances then existing and as if references therein to "Original Financial Statements" in relation to any Relevant Member of the Group was a reference to the most recent set of financial statements delivered in relation to such Relevant Member of the Group pursuant to Clauses
12.1 (Annual Statements (CME Ltd. and CME B.V.)) and 12.2 (Annual Statements (others)).


12.  Financial Information

12.1 Annual Statements (CME Ltd. and CME B.V.) CME Ltd. shall as soon as the same become available, but in any event within 100 days after the end of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks the consolidated financial statements of CME Ltd. and CME B.V. for such financial year.

12.2 Annual Statements (others) CME Ltd. shall, as soon as the same become available, but in any event within 100 days of the end of each financial year of each other Relevant Member of the Group (other than CME N.V.), deliver to the Facility Agent in sufficient copies for the Banks the unconsolidated or, if such Relevant Member of the Group (other than the Borrower and CME Czech II) has any subsidiary, the consolidated financial statements of each such other Relevant Member of the Group for such financial year.

12.3 Quarterly Statements (CME Ltd. and CME B.V.) CME Ltd. shall as soon as the same become available, but in any event within 55 days after the end of each of the first three quarters of each of its financial years, deliver to the Facility Agent in sufficient copies for the Banks the consolidated financial statements of CME Ltd. and CME B.V. for such period.

12.4 Quarterly Statements (others) CME Ltd. shall as soon as the same become available, but in any event within 55 days after the end of each of the first three quarters of each financial year of each other Relevant Member of the Group (other than CME N.V.), deliver to the Facility Agent in sufficient copies for the Banks the unconsolidated financial statements of each such other Relevant Member of the Group for such period.

12.5 Other Information CME Ltd. shall from time to time on the request of the Facility Agent, furnish the Facility Agent with such information about the business or financial condition of any Relevant Member of the Group as the Facility Agent may reasonably require. In respect of any information which is provided other than in the form of a notice or a certificate, the Facility Agent may request in writing that the Relevant Member of the Group who provided such information gives the Facility Agent confirmation in a written statement as to whether or not such information is incorrect or misleading in any material respect. If the Facility Agent has not received such written statement within ten business days of its request in writing, the Relevant Member of the Group who provided such information shall be deemed to have provided the Facility Agent with a written statement that such information is not incorrect or misleading in any material respect.

12.6 Requirements as to Financial Statements  CME Ltd. shall ensure that:

         (a) each set of financial statements delivered by it pursuant to this Clause 12 (Financial Information) is certified either by the chief financial officer of CME Ltd. or by two other duly authorised officers of CME Ltd. as fairly presenting the consolidated or, as the case may be, unconsolidated financial condition of the Relevant Member of the Group to which such financial statements relate as at the end of the period to which those financial statements relate and of the results of their operations during such period;

         (b) each set of financial statements delivered by it pursuant to Clause 12.1 (Annual Statements (CME Ltd. and CME B.V.)) and
                  12.2 (Annual Statements (others)) has been audited by reputable international accountants (including, without limitation, KPMG, Arthur Andersen, Deloitte Touche Tohmatsu, Ernst & Young and PricewaterhouseCoopers or any successors thereto); and

         (c) each set of financial statements delivered by it pursuant to Clauses 12.1 - 12.4 inclusive is accompanied by a Compliance Certificate and, in the case of any annual statements, an auditor's certificate in each case (i) confirming compliance with Clause 13 (Financial Condition) in respect of or as at the end of the relevant quarter to which such statements are made up (ii) containing a calculation of the test set out in the Fifth Schedule and (other than in the case of an auditor's certificate) (iii) stating whether any Event of Default, Review Event or Potential Event exists on the date of such Compliance Certificate and, if any Event of Default, Review Event or Potential Event then exists, specifying the nature and extent thereof and the action (if any) which it is taking or proposes to take with respect thereto as at the end of the relevant quarter.

12.7 Accounting Policies The Borrower and each Guarantor shall ensure that each set of financial statements delivered to the Facility Agent pursuant to this Clause 12 (Financial Information) is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the corresponding Original Financial Statements unless, in relation to any such set of financial statements, the Borrower or such Guarantor notifies the Facility Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and the auditors for the time being of the Borrower or Relevant Member of the Group (in the case of annual statements) or the chief financial officer of CME Ltd. (in any other case) provide:

         (a) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the relevant Original Financial Statements were prepared; and

         (b) sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the relevant Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the relevant Original Financial Statements were prepared.


13.  Financial Condition

13.1 Financial Condition of the Group CME Ltd. shall ensure that the financial condition of CME B.V., CME Ltd., the Borrower and Nova TV (each a "relevant party") as evidenced by the most recent of the yearly and quarterly financial statements of such relevant party delivered in accordance with Clause 12 (Financial Information) shall be such that:

         (i) Leverage Ratio: At all times the ratio of Consolidated Indebtedness of such relevant party to Consolidated Tangible Net Worth of such relevant party as at the end of each financial year or the end of each financial quarter of such relevant party ending during any period set out below shall not exceed the ratio set opposite such period under the name of such relevant party set out below Provided that for the period up to and including the third financial quarter in 2000 of each of CME B.V. and CME Ltd., TVN and TV 3 shall be excluded from the figures relating to CME B.V. and CME Ltd.:


                                           LEVERAGE RATIO

                            Period             CME Ltd.  CME B.V.   Nova TV

                            1998               2.0:1     2.0:1      1.5:1

                            1999               2.0:1     2.0:1      1.25:1

                            2000               2.0:1     2.0:1      1.0:1

                            2001               2.0:1     2.0:1      1.0:1

         (ii) Consolidated Broadcast Cash Flow Ratio: The ratio of Consolidated Indebtedness of such relevant party as at the end of each financial year or the end of each financial quarter of such relevant party falling within any period set out below to Consolidated Broadcast Cash Flow of such relevant party in respect of any twelve calendar month period which ends at the end of each such financial year or financial quarter of such relevant party shall not exceed the ratio set opposite such period under the name of such relevant party set out below Provided that:

                  (a) for the twelve calendar month period ending 31 December 1998 Studio 1+1 shall be excluded from Consolidated Broadcast Cash Flow of CME B.V. and CME Ltd.; and

                  (b) for each twelve month period ending on or prior to the end of the third financial quarter in 1999 (in the case of TVN) or 2000 (in the case of TV3), TVN and/or TV3 (as the case may be) shall be excluded from Consolidated Broadcast Cash Flow of CME B.V. and CME Ltd.

                                   CONSOLIDATED BROADCAST CASH FLOW RATIO

                   Period            CME Ltd.        CME B.V.         Nova TV

                   1 October -  31   7.0:1           7.0:1            1.25:1
                   December 1998

                   1 January - 31    6.5:1           6.5:1            1.25:1
                   March 1999

                   1 April - 30      5.0:1           5.0:1            1.25:1
                   June 1999

                   1 July - 30       4.0:1           4.0:1            1.25:1
                   September 1999

                   1 October - 31    2.0:1           2.0:1            1.25:1
                   December 1999

                   2000              2.0:1           2.0:1            1.25:1

                   2001              2.0:1           2.0:1            1.25:1


         (iii) Interest Coverage Ratio: The ratio of Net Cash Flow of the Borrower to Total Interest Expense of the Borrower in respect of any twelve calendar month period ending at the end of any financial year or financial quarter which ends during any year specified below shall not be less than that set opposite such year below:

                           Year                 Ratio

                           1998                 5.0:1.0

                           1999-2001            6.0:1.0


         (iv) Debt Service Coverage Ratio: The ratio of Net Cash Flow of the Borrower as at the end of any twelve calendar month period ending at the end of any financial year or financial quarter to Debt Service for the Borrower for such period shall not be less than 2.00:1.

         (v) Maximum Financial Indebtedness The principal amount of financial indebtedness of Nova TV shall not exceed the greater of CZK 1,000,000,000 and the equivalent in Czech Crowns of $32,787,000 (being the dollar equivalent of CZK 1,000,000 calculated at CZK 30.5: $1) at any time.

         13.2 Definitions In this Clause 13 (Financial Condition) (subject to Clause 13.3):

         (a)      "Consolidated Broadcast Cash Flow" means, in respect of any relevant party and any twelve month period, the Consolidated Net Revenues of such relevant party for such period less the sum of:

                  (i)      consolidated operating expenses (other than
                                    depreciation and amortisation and, in the case of Nova TV, any Fee Payment) of such relevant party and each of its subsidiaries for such period;

                  (ii)     consolidated selling and general and administrative
                                    expenses of such relevant party and each of its subsidiaries for such period; and

                  (iii)    cash paid for programme rights by such relevant party
                                    and each of its
                                    subsidiaries during such period to any
                                    person other than such relevant party or any subsidiary of such relevant party;

         (b)      "Consolidated Indebtedness" means, in relation to any
                           relevant party, all consolidated indebtedness of such relevant party and each of its subsidiaries (other than Permitted Debt and all indebtedness owed in respect of the provision of any goods or services in the ordinary course of trading which are due for payment within twelve months and all dividends and taxes declared as due and payable but including the CS Loan);

         (c)      "Consolidated Net Revenues" means, in relation to any
                           relevant party, all revenues after discounts to advertisers of such relevant party and each of its subsidiaries on a consolidated basis;

         (d)      "Consolidated Tangible Net Worth" means, in relation
                           to any relevant party, the excess of the Consolidated Total Tangible Assets of such relevant party over the Consolidated Total Liabilities of such relevant party;

         (e)      "Consolidated Total Liabilities" means, in relation to any relevant party, the aggregate on a consolidated basis of such relevant party's and each of its subsidiaries' current liabilities and long-term liabilities other than, in relation to CME Ltd. and CME B.V., any Permitted Debt;

         (f)      "Consolidated Total Tangible Assets" means, in relation to any relevant party, the total assets of such relevant party and each of its subsidiaries on a consolidated basis less any amount attributable to goodwill, programming rights (after amortisation), licences, organisation costs and development costs and any other intangible asset (after amortisation);

         (g)      "Debt Service" means, in respect of any period and in relation to the Borrower the sum of all scheduled reductions in the Total Commitments to be implemented in accordance with Clause 6.2 (Reduction) and Total Interest Expense of the Borrower paid or accrued during such period;

         (h)      "Net Cash Flow" means, in respect of any period and in
                           relation to the Borrower the sum of:

                  (i)      dividends received and interest income received from
                                    loans made by the Borrower to any other
                                    member of the Group, the aggregate
                                    principal amount of all loans made by the Borrower to CME B.V. as at the beginning of such period less the aggregate principal amount of all loans made by the Borrower to CME B.V. as at the end of such period (if such figure is a positive number), Management Fees, Network Access Fees, Programming Fees, royalties and other cash received (excluding any cash received as a result of disposal of any asset or revenue (other than assets which are obtained and held for resale)) by the Borrower during such period; less

                  (ii)     overheads and other cash expenses of the Borrower
                                    and any Restricted Payments of the
                                    types referred to in paragraph (a) of the definition thereof by the Borrower other than Total Interest Expense of the Borrower;

         (i)      "Permitted Debt" means:

                  (1)      in relation to CME Ltd., all financial indebtedness
                                    in respect of the Notes and all other
                                    financial indebtedness of CME Ltd. which is subordinated to the satisfaction of the Facility Agent to the rights of the Arranger, the Agents and the Banks hereunder and under the Facility Documents; and

                  (2)      in relation  to CME B.V., all Intercompany Loans made
                                    to it by CME Ltd.; and

         (j)      "Total Interest Expense" means, in respect of any
                           period in relation to the Borrower, the amount of all interest, commissions, discounts and other fees in respect of financial indebtedness of the Borrower incurred or payable by the Borrower including capitalised interest, during such period.

         13.3 New Stations For the purposes of each of the definitions in paragraphs (a) to (f) inclusive each New Station which was formed, incorporated or acquired (whichever is the later) directly or indirectly by CME B.V. or CME Ltd. during the twelve month period ending on the last day of any financial year or financial quarter (as the case may be) in relation to which such definition is to be calculated shall be excluded from such calculation.

         13.4 Accounting Terms All accounting expressions which are not otherwise defined herein shall be defined in accordance with GAAP.


         14.  Covenants

         14.1 Restricted Payments CME Ltd. shall ensure that:

         (a)  neither the Borrower nor CME B.V. will pay, make or declare any
                           Restricted Payment (except that the Borrower may make any Restricted Payment of the type referred to in paragraph (a) of the definition thereof provided that no Event of Default or Review Event has occurred which is continuing or would occur as a result of the making of such Restricted Payment); and

         (b)  the Borrower will not issue any further shares or other equity after the date hereof unless, at the time of such issue, such shares or other equity is the subject of fully perfected, first ranking security in favour of the Security Agent on behalf of the Banks from time to time to the satisfaction of the Facility Agent.

         14.2 Consolidations and Mergers CME Ltd. shall ensure that no Relevant Member of the Group will consolidate or merge with or into any person without the consent of an Instructing Group (such consent not to be unreasonably withheld or delayed). It will be unreasonable to withhold consent to a merger or consolidation between Nova TV and CET 21 (a "Nova merger") if:

         (i) after the Nova merger takes effect the Borrower will own directly not less than 79% of the equity and economic interests in the surviving or principal entity resulting from the Nova merger and such entity will own the Nova TV License;

         (ii) no Event or Default or Review Event will result from the Nova merger; and

         (ii) an Instructing Group is satisfied in its sole and absolute discretion that the Nova merger will not result in a Material Adverse Change nor adversely affect the interests of the Banks.

         14.3 Sales of Assets Without prejudice to Clause 14.11 (Limitation on Loans and Advances), CME Ltd. shall ensure that no Relevant Member of the Group will sell, assign, abandon, lease or otherwise dispose of, directly or indirectly, all or any part of its assets or revenues Provided that:

         (i)      CME Ltd. may dispose of:

                  (a)      its one share in CME Media Enterprises (UK) to any
                                    person;

                  (b)      cash by way of loan to CME B.V. in accordance
                                    herewith or by way of subscription for an equity participation in CME N.V. or by way of any Restricted Payment not prohibited hereunder or by way of payments not prohibited hereunder in respect of any financial indebtedness; or

                  (c)      any assets used in the course of the management or
                                    administration of the business of CME Ltd as described in Clauses 11.14 (Ownership of Assets of CME Ltd.);

         (ii)     CME N.V. may dispose of:

                  (a)      1% of the outstanding share capital of CME
                                    Medienbeteiligungen  GmbH to CME B.V.;

                  (b)      cash by way of loan to CME B.V. or by way
                                    of subscription for an equity participation in CME B.V. or by way of any Restricted Payment not prohibited hereunder; or

                  (c)      any assets used in the course of the management or
                                    administration of the business of CME N.V.
                                    as described in Clauses 11.15 (Activities of CME N.V.) and 14.4 (Changes in Business)

                  Provided that CME N.V. shall not be permitted to sell, assign, abandon, lease or otherwise dispose of any of its shares in CME B.V.;

         (iii)    CME B.V. and CME Czech II may dispose of:

                  (a)      any assets in the ordinary course of business of the
                                    disposing entity on an arm's length basis at fair market value including (in the case of CME B.V.) the disposal of equity interests in any person held by CME B.V. or CME Czech II excluding, for the avoidance of doubt:

                           (i)      shares and voting rights in the Borrower;
                                    and

                           (ii) disposals of shares and voting rights in CME Czech II by CME B.V.;

                  (b)      assets in exchange for other assets comparable or
                                    superior as to type;

                  (c)      obsolete assets;

                  (d)      any assets which in any financial year do not exceed
                                    20% of CME B.V.'s or CME Czech II's (as the case may be) Consolidated Total Tangible Assets as determined from the latest relevant annual audited financial statements delivered to the Facility Agent pursuant to Clause 12 (Financial Information); or

                  (e)      cash by way of loan to any member of the Group or by
                                    way of subscription for an equity interest in any member of the Group or by way of any Restricted Payment not prohibited hereunder or by way of payments not prohibited hereunder in respect of any financial indebtedness;

         (iv)     the Borrower may dispose of:

                  (a)      its equity participation in Nova TV (provided that
                                    no such disposal shall be permitted if, as a result, the Borrower would cease to own, beneficially, 79% of the equity and economic interests in Nova TV) but only if the proceeds thereof are applied in permanent reduction or discharge of the CS Loan;

                  (b)      cash by way of (i) any Restricted Payment permitted
                                    hereunder or (ii) any loan to CME B.V. in accordance with Clause 14.11 (Limitation on Loans and Advances); or

                  (c)      any assets used in the course of the management or
                                    administration of the business of the
                                    Borrower as described in Clauses 11.17
                                    (Ownership of Assets by the Borrower) and
                                    14.7 (Activities of the Borrower);

         (v)      Nova TV may dispose of:

                  (a)      any assets (other than any right, title or interest
                                    in or in relation to the Nova TV Licence or the Service Agreement) in the ordinary course of its business on an arm's length basis at fair market value;

                  (b)      any assets which in any of its financial years do not
                                    exceed 5% of its Consolidated Total
                                    Tangible Assets (other than any right,
                                    title or interest in or in relation to the Nova TV Licence or the Service Agreement), in each case determined from its latest relevant annual audited financial statements delivered to the Facility Agent pursuant to Clause 12 (Financial Information); or

                  (c)      cash by way of any Restricted Payment or by way of
                                    payments not prohibited hereunder in
                                    respect of any financial indebtedness.

         14.4 Changes in Business CME Ltd. shall ensure that none of itself, CME B.V., CME Czech II and Nova TV will:

         (i)      make any change in the nature or in the present method of
                           conducting business which could reasonably be expected to result in a Material Adverse Change; or

         (ii)     (in the case of Nova TV only) engage in any business
                           other than business of the same general type as now conducted by it under and/or in accordance with the Nova TV Licence and the Service Agreement,

         and shall ensure that CME N.V. shall not carry on any business other than holding all the outstanding share capital of CME B.V. and 1% of the outstanding share capital in CME Medienbeteiligungen GmbH and shall not own any assets other than those specified in Clause 11.15 (Activities of CME N.V.).

         14.5 Maintenance of Nova TV Licence and Intellectual Property Rights CME Ltd. shall ensure that Nova TV will ensure that each of the Nova TV Licence and the Service Agreement is preserved, renewed and kept in full force and effect and that the "Nova" name is not sold or used by any person other than a member of the Group or by way of the merchandising of any products.

         14.6 Ownership of Assets by CME Ltd. CME Ltd. shall not:

         (i)      own any assets or revenues unless such assets and revenues
                           (other than rights to receive dividends and the shares owned by it in CME N.V., CME Ltd.'s Bank Accounts, the one share owned by it in CME Media Enterprises (UK) Ltd and shares in a company incorporated in England (provided that promptly upon CME Ltd. becoming the owner of such shares it shall contribute the loan of $ 22,497,750 made by it to CME B.V. and referred to in the Sixth Schedule to such company as share premium and all such shares except one shall be transferred to CME N.V. who shall transfer the same to CME B.V.) are the subject of fully perfected first-ranking security in favour of the Security Agent to secure the claims of the Agents, Arranger and the Banks and each of them under the Facility Documents or are used solely in the management and administering of its activities referred to in Clause 11.14 (Ownership of Assets By CME Ltd.); or

         (ii)     grant or permit to exist any rights of pre-emption in respect of the shares of

                           CME N.V.

         14.7 Activities of the Borrower Without prejudice to any other provision hereof, the Borrower shall not engage in any business or activity or incur any liability (other than operating expenses up to a maximum of $10,000 per financial year of the Borrower) or own any revenues or assets whatsoever other than as stated in Clause 11.17 (Ownership of Assets by the Borrower) or enter into any agreement, instrument or arrangement whatsoever other than:

         (i)      the execution, delivery and performance of its obligations under, and the exercise of the rights granted to it by, the Facility Documents to which it is a party and the transactions hereby and thereby contemplated;

         (ii)     for the purposes of documenting the making of, or the making of, Intercompany Loans and Restricted Payments permitted hereunder;

         (iii)    in order to manage its voting and economic rights or interests in Nova TV and matters incidental thereto; or

         (iv)     any agreement, instrument or arrangement solely for the
                           purpose of effecting the sale and transfer to any other person of its voting and economic interests in Nova TV provided that such voting and economic interests following such sale are no less than 79%.

         14.8 Loans to CME N.V., the Borrower, and Nova TV None of CME N.V., the Borrower and Nova TV will incur (or permit to subsist) any financial indebtedness other than:

         (i)      in the case of Nova TV, financial indebtedness not exceeding in aggregate the greater of CZK 1,000,000,000 and the equivalent in Czech Crowns of $32,787,000 (being the dollar equivalent of CZK 1,000,000,000 calculated at CZK 30.5: $1) from any person, such financial indebtedness to be used solely for the business and operations of Nova TV and not for the purposes of making any Restricted Payment, payment of any Management Fees, Network Access Fees or Programming Fees or for the purpose of making any loan or providing financial indebtedness to any other person; and

         (ii)     in the case of CME N.V. and the Borrower, financial
                           indebtedness incurred under the Facility Documents or (in the case of the Borrower) pursuant to the application of Clause 6.5 (Application of Relevant Payments), and the Borrower shall ensure within sixty days of the date hereof that its constitutive documents are amended to ensure that it does not have power to incur any financial indebtedness other than financial indebtedness permitted under the Facility Documents or pursuant to the application of Clause 6.5 (Application of Relevant Payments).

         14.9 Negative Pledge CME Ltd. shall ensure that no Relevant Member of the Group will create, assume or suffer to exist any encumbrance on any of its revenues or assets now owned or hereafter acquired by it, except for:

         (i)      a Permitted  Encumbrance  granted to any person other than the holders of the Notes or any of them or any person on their or its behalf; and

         (ii)     any security interest created pursuant to the Facility
                           Documents.

         14.10 Limitation on Sale-Leasebacks CME Ltd. shall ensure that no Relevant Member of the Group will enter into any arrangement with any person providing for the leasing by it of any property that has been or is to be sold or transferred by it to such person more than 60 days after the acquisition thereof or the completion of construction and commencement of full operation thereof.

         14.11 Limitation on Loans and Advances CME Ltd. shall ensure that none of the Relevant Members of the Group will make or commit to make, or allow to remain outstanding any advance, loan or extension of credit to, or enter into any Guarantee (other than any Guarantee hereunder) with respect to the obligations of, any person, except:

         (i)      extensions of trade credit in the ordinary course of business;

         (ii)     loans and advances by any Relevant Member of the Group (other than the Borrower and CME N.V.) to its officers and directors (or its employees) Provided that such loans and advances are:

                  (a)      approved by the chief financial officer of such
                                    Relevant Member of the Group as the case may be, for travel, entertainment or relocation expenses in the ordinary course of business; and

                  (b)      not in excess, in aggregate, of $3,000,000 or
                                    equivalent thereof from time to time; and

         (iii)    (without prejudice to Clause 14.8 (Loans to CME N.V., the
                           Borrower, and Nova TV) and except as a result of the application of Clause 6.5 (Application of Relevant Payments)) loans and advances:

                  (a)      by CME Ltd.  to CME B.V. (provided such loans comply
                                    with Clause 14.12 (Terms of Intercompany
                                    Loans) and are subject to an Intercompany
                                    Loan Agreement) and Guarantees issued by CME Ltd. to any person in respect of any indebtedness of any member of the Group;

                  (b)      by CME B.V. or CME Czech II to any  member of the
                                    Group (other than the Borrower, CME N.V. or
                                    CME Ltd.) and Guarantees issued by CME B.V.
                                    or CME Czech II to any person in respect of any indebtedness of any member of the Group (other than the Borrower, CME N.V. or CME
                                    Ltd) Provided that any such loans or
                                    advances made by CME B.V. or CME Czech II to Nova TV (1) shall be made on commercially reasonable terms which are on terms which are as good as or better for the Nova TV than the terms that it could have obtained from a commercial lender in an arms' length transaction and (2) shall not cause a breach of any provision hereof; or

                  (c)      by CME N.V. to CME B.V; or

                  (d)      by the Borrower to CME B.V. under an Intercompany
                                    Loan Agreement by way of the making of a loan of the proceeds of any amounts drawn down hereunder or of any amount held by it which is not required to be placed in the Dollar Collection Account in accordance with Clause 6.5 (Application of Relevant Payments) or which is held by it (whether in the Local Currency Collection Account, the Guilder Account or otherwise) and which is not required to be converted into dollars and transferred to the Dollar Collection Account in accordance with Clause 6.5 (Application of Relevant Payments) provided that all right, title and interest of the Borrower in or to such indebtedness referred to in this Clause 14.11(iii)(d) shall be secured in favour of the Security Agent to secure the claims of the Agents, Arranger and the Banks and each of them under the Facility Documents to the satisfaction of the Facility Agent; or

                  (e)      by CME B.V. or CME Czech II to any person who is
                                    party to a joint venture or similar
                                    arrangement with a member of the Group; or

                  (f)      by Nova TV to Radio Alpha a.s. in an aggregate
                                    principal amount outstanding at any time not exceeding $1,000,000 (or its equivalent in another currency).


         14.12 Terms of Intercompany Loans CME Ltd. shall ensure that:

         (i)      all  Intercompany  Loans made are  governed by Dutch law or such other law as may be agreed by the Facility Agent in its sole and absolute discretion (and the Facility Agent hereby agrees that the Intercompany Loans referred to in the Sixth Schedule (Intercompany Indebtedness) from CME Ltd. to CME B.V. and any future loan from CME Ltd. to CME B.V. may be governed by Bermudan law);

         (ii)     all Intercompany Loans made by the Borrower with the
                           proceeds of any Advance shall produce earnings for the Borrower which exceed the cost to the Borrower of borrowing such Advance and shall mature on a date which is no later than the final maturity date of the Facility (whether in the normal course, by default or otherwise);

         (iii)    all Advances are used for the making or refinancing of
                           Intercompany Loans to CME B.V. provided that, to the extent any such Intercompany Loan is funded by an Advance, the proceeds of repayment of any such Intercompany Loan shall be used only either to repay Advances or to make another Intercompany Loan to CME B.V.; and

         (iv)     it shall not demand repayment  of the principal amount of any
                           Intercompany Loan which is outstanding at the date hereof when any amount is due or owing (whether present or future, actual or contingent) under the

                           Facility Documents or any of them or the Arranger, the Agents and the Banks or any of them remain under any actual or contingent obligations under the Facility Documents or any of them unless such the principal amount to be repaid is demanded solely for the purpose of making scheduled payments of interest (excluding, without limitation, default interest) in respect of the Notes and then only when such amount is due or is about to become due and the amount repaid as a result of such demand is promptly applied solely for such purpose.


         14.13 Transactions with Affiliates CME Ltd. shall ensure that none of the Relevant Members of the Group will:

         (i)      enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any member of the Group or assume or suffer to exist any employment or consulting contract with any Affiliate referred to in paragraph (b) of the definition thereof except any transaction or contract which is in the ordinary course of business, and which is upon fair and reasonable terms no less favourable than those that would be obtained in a comparable arm's length transaction with a person not a member of the Group or an Affiliate referred to in paragraph (b) of the definition thereof and which is otherwise not prohibited hereunder;

         (ii)     make any advance or loan to any Affiliate referred to in
                           paragraph (b) of the definition thereof or to any trust of which any Affiliate referred to in paragraph (b) of the definition thereof is a beneficiary, or to any person on the guarantee of either of the foregoing; or

         (iii)    pay any fees (other than reasonable directors' fees or
                           expenses) or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by any Affiliate referred to in paragraph
                           (b) of the definition thereof,

         Provided that nothing contained in this Clause 14.13 (Transactions with Affiliates) shall be deemed to prohibit any Relevant Member of the Group (i) from entering into or performing any consulting, management, stock option or employment agreements with an employee of such Relevant Member of the Group or (ii) from making loans and advances permitted by Clause 14.11 (Limitations on Loans and Advances).

         14.14 Bank Accounts The Borrower and CME Ltd. will ensure that it shall not have any bank accounts, except those bank accounts pledged in favour of the Security Agent and/or the Banks under the Borrower's Pledge of Bank Accounts, CME Ltd.'s Bank Accounts and those opened after providing the Facility Agent with five business days' prior written notice of details thereof provided that neither the Borrower nor CME Ltd. shall permit any funds to be credited to any such account unless such account and all right, title and interest in or to the same have been secured in favour of the Security Agent to secure the claims of the Agents, Arranger and the Banks and each of them under the Facility Documents to the satisfaction of the Facility Agent.

         14.15 Enforcement of Rights under the Licence CME Ltd. shall ensure that Nova

         TV shall use its best efforts to ensure that CET 21 shall, diligently enforce and protect all its rights under the Nova TV Licence and use its reasonable endeavours to pursue to the extent necessary, appropriate and economically feasible any claims it may have against any third parties in relation thereto.

         14.16 Untrue Representations After the delivery of any Notice of Drawdown and before the making of the Advance requested therein, the Borrower shall notify the Facility Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations contained in Clause 11 (Representations) and which are to be repeated on the making of such Advance being untrue at or before the time of the making of such Advance.

         14.17 Claims Pari Passu CME Ltd. shall ensure that at all times the claims of the Agents, the Arranger and the Banks against each Obligor and Nova TV under each of the Facility Documents to which it is a party and against CME B.V. and the Borrower in relation to any claim that may arise as a result of the enforcement of the Borrower's Pledge of Intercompany Loans rank under the laws of the Relevant Jurisdiction of such Obligor, Nova TV or CME B.V. (as the case may be) at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

         14.18 Distribution of Profits etc. CME Ltd. shall ensure that no Relevant Member of the Group shall enter into or permit the continuance of any partnership, profit-sharing or royalty agreement or other arrangement whereby the Borrower's or Nova TV's income or profits are, or might be:

         (i)      shared with any person (other than a shareholder); or

         (ii)     distributed in such a manner that the Borrower's proportion of such income or profits is reduced in any way or in such a manner whereby the timing or amount of any such distribution would be altered from that which would be the case absent the entering into such partnership, profit-sharing, royalty or other arrangement or (save as stated herein) enter into or permit to subsist any arrangement whereby Nova TV is restricted in distributing its income or profits or paying Management Fees, Network Access Fees or Programming Fees to any member of the Group.

         14.19 Compliance with Laws CME Ltd. shall ensure that each Relevant Member of the Group shall comply in all material respects with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities necessary in connection with the entering into of the Facility Documents and/or the normal course of its business, (including its business conducted in connection with the Nova TV Licence or the Service Agreement), except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

         14.20 Insurance CME Ltd. shall ensure that each Relevant Member of the Group will maintain insurance with responsible and reputable insurers in such amounts and covering such risks as is usually carried by companies engaged in similar businesses, in similar locations and owning similar properties.


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

         14.21 Notice of Defaults and Litigation CME Ltd. will give the Facility Agent prompt written notice of:

         (i)      the occurrence of any Event of Default, Review Event or
                           Potential Event;

         (ii)     the filing or commencement of any action, suit or proceeding which either (a) would reasonably be expected to result in a judgment of an amount of $5,000,000 or more against any Relevant Member of the Group or (b) relates to the Nova TV Licence or the Service Agreement;

         (iii)    any change in the rate of withholding tax on dividend
                           distributions or in the laws, rules or regulations relating to exchange controls in the Czech Republic of which any Relevant Member of the Group is aware;

         (iv)     any default under the Nova TV Licence or the Service
                           Agreement or an amendment thereof or waiver of any provision thereof; and

         (v)      the receipt of any notice by CET 21 (in relation to the Nova
                           TV Licence) from any government, court, any regulatory authority in relation to any default thereunder or any amendment or waiver of any provision thereof enclosing a copy of such notice, and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default, Review Event or Potential Event, filing or commencement or change in such rate of withholding tax or laws, rules or regulations or default, amendment, waiver or giving of any such notice under or in relation to the Nova TV Licence or the Service Agreement has occurred.

         14.22 Compliance Generally CME Ltd. shall ensure that each Relevant Member of the Group will obtain, maintain and comply in all material respects with the terms of (and if requested by the Facility Agent, supply certified copies to the Facility Agent of) any material consent, licence, approval or authorisation required for the conduct of its business or in connection with the entering into and performance of its obligations under the Facility Documents to which it is a party and the Service Agreement.

         14.23 Payment Instruction The Borrower will give an irrevocable payment instruction to Nova TV to transfer all Relevant Payments to be paid by Nova TV to the Borrower:

         (i)     in dollars to the Dollar Collection Account; or

         (ii)    in any other currency to the Local Currency Collection Account.

         14.24 Further Assurances The Borrower and CME Ltd. shall, and CME Ltd. shall ensure that each other Relevant Member of the Group shall, without prejudice to any provision of any Security Document, execute and file all such further documents and instruments, and perform such other acts, as the Facility Agent may reasonably determine are necessary or advisable (on the basis of advice received from reputable independent legal counsel) to maintain the security interests granted to the Security

         Agent and/or the Banks in the Security Documents and to maintain the priority of such security interests purported to be granted pursuant to the Security Documents or, in the case of the security interests created by CME Ltd., to ensure that the claims of the Arranger, the Agents and the Banks under the Facility Documents against CME Ltd. rank in priority to the claims of the holders of the Notes.

         14.25 Ensuring Compliance Each Relevant Member of the Group shall vote its ownership interests in Nova TV and/or enter into management agreements, network access agreements and/or programming services agreements with Nova TV so that (to the extent available) sufficient dividend, management fee, network access fee and programming fee income is paid to the Borrower by Nova TV to ensure that the Borrower is able to comply with its covenants and obligations hereunder.

         14.26 Notification of Acquisitions If Nova TV acquires any equity interest in any person or (without prejudice to any limitation on disposals contained herein) disposes of any equity interest in any person, CME Ltd shall forthwith notify the Facility Agent of such acquisition or disposal together with the percentage equity interest in such person acquired or disposed of by Nova TV.

         14.27 Amendment, Redemption and Defeasance of the Notes CME Ltd. shall not at any time:

         (i)      redeem the Notes in whole or in part (other than with the net cash proceeds of the issue of common stock by CME Ltd.);

         (ii)     make any modification or amendment of any of the terms and conditions of the Notes which would result in:

                  (a)      the principal amount of any Note becoming payable
                                    prior to its  stated maturity; or

                  (b)      an increase in the amount of interest payable on any
                                    Note; or

                  (c)      the bringing forward of the timing of the payment of
                                    such interest,

         or make any other amendment which would result in any Relevant Member of the Group being unable to comply with all or any of its obligations under any Facility Document or Intercompany Loan Agreement or restrict or prevent Nova TV from making any Restricted Payment without the prior written consent of the Facility Agent or as otherwise permitted hereunder.

         14.28 Further Security CME Ltd. shall procure that each member of the Group shall notify the Facility Agent in respect of any agreement replacing the Management Support Agreement, the Network Access Agreement and the Programming Services Agreement relating to Nova TV or any other agreements relating to the provision of management services, network access or programming services by any member of the Group to Nova TV or relating to the distribution of income or profits to any member of the Group by Nova TV and execute such security documentation as the Facility Agent may reasonably request to enable the Security Agent and the Banks to obtain a fully perfected first ranking security interest over the benefit of such agreements.

         14.29 CME Ltd.'s Bank Accounts CME Ltd. shall ensure that no more than


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

         $5,000,000 in aggregate is standing to the credit of CME Ltd.'s Bank Accounts at any time unless the aggregate balance standing to the credit of CME Ltd.'s Bank Accounts which exceeds $5,000,000 at such time is derived from the issue by CME Ltd. of any share capital or the incurrence of any financial indebtedness (other than any financial indebtedness incurred for the purpose of refinancing any existing financial indebtedness of CME Ltd.) provided that such aggregate balance is reduced to below $5,000,000 within 30 days from the date on which such proceeds were credited to such account.

         14.30 Year 2000 Requirements CME Ltd. shall ensure that all Computer Systems of each Relevant Member of the Group shall be, by no later than 31 December 1999, Year 2000 Compliant (save to the extent that any non-compliance would not result in a Material Adverse Change).

         14.31 Taking Security Interest in Nova TV CME Ltd. shall ensure that, if and when a valid and enforceable security interest in the Borrower's economic or other interest(s) in Nova TV may or can be vested in the Security Agent on behalf of the Arranger, the Agents and the Banks, the Borrower shall, at the request of the Security Agent, grant such security interest provided that the granting of such security interest does not have a material adverse effect on the business of Nova TV as a result of regulatory, political or public sensitivities.

         14.32 Amendment of the Partnership Agreement CME Ltd. shall ensure that the Borrower shall:

         (i)      as soon as reasonably practicable after the date hereof and in any event by no later than 30 September 1999 convene a general meeting of Nova TV and pass a resolution which has the effect of deleting Clause 14.3 of the Partnership Agreement; and

         (ii)     shall not at any time exercise its voting rights in Nova TV or otherwise take any action to wind-up or dissolve
                           Nova TV.


         15.  Events of Default
         Each of Clause 15.1 (Failure to Pay) to Clause 15.21 (Discontinuation of Broadcasting) describes circumstances which constitute an Event of Default for the purposes of this Agreement. Clause 15.22 (Acceleration and Cancellation), Clause 15.23 (Advances due on Demand) and Clause
         15.24 (Length of Terms) deal with the rights of the Agents and the Banks after the occurrence of an Event of Default.

         15.1 Failure to Pay The Borrower or any of the Guarantors fails to pay any sum due from it under any Facility Document at the time (or in the case of any sum other than principal, within five business days of the time), in the currency and in the manner specified herein.

         15.2 Misrepresentation Any representation or written statement made or deemed to be made by any Relevant Member of the Group in any Facility Document or in any notice or certificate delivered by it pursuant thereto is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

         15.3 Specific Covenants The Borrower or any Relevant Member of the Group fails


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

         duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 12 (Financial Information) or Clause 14 (Covenants) and such failure, if capable of remedy, is not remedied within 15 days after the Borrower or any Relevant Member of the Group becomes aware of such failure Provided that such 15 day period shall not apply to a breach of Clause 14.4 in relation to CME N.V. (Changes in Business).

         15.4 Other Obligations Any Relevant Member of the Group or CET 21 fails duly to perform or comply with any other obligation expressed to be assumed by it in any Facility Document or the Service Agreement and such failure, if capable of remedy, is not remedied within 30 days after the Facility Agent has given written notice thereof to the Borrower.

         15.5 Financial Condition At any time any of the requirements of Clause
         13.1 (Financial Condition of the Group) (other than Clause 13.1(v) (Financial Condition of the Group)) is not satisfied or there is a breach of Clause 13.1(v) (Financial Condition of the Group) which is not remedied for 10 business days.

         15.6 Cross Default Any financial indebtedness of any Relevant Member of the Group in respect of any amount at the time outstanding which, when aggregated with all other amounts then outstanding to which this Clause 15.6 (Cross Default) applies, exceeds $1,000,000 ("relevant indebtedness") is not paid when due (or within any originally applicable grace period), any relevant indebtedness of any Relevant Member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of any Relevant Member of the Group become entitled to declare any relevant indebtedness of any Relevant Member of the Group due and payable prior to its specified maturity.

         15.7 Insolvency and Rescheduling Any Relevant Member of the Group or CET 21 is unable to pay any relevant indebtedness as it falls due, commences negotiations in contemplation of actual or potential default with any one or more of its creditors with a view to the general readjustment or rescheduling of any relevant indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

         15.8 Winding-up Any Relevant Member of the Group or CET 21 takes any corporate action or other steps are taken or legal proceedings (other than frivolous or vexatious steps or proceedings as determined by an independent reputable law firm) are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets and (if such steps or proceedings are being contested in good faith on the basis of legal advice from a reputable law firm and sufficient reserves have been made in accordance with GAAP to discharge the relevant claim) such steps or proceedings are not discharged within 30 days.

         15.9 Judgments, Execution or Distress Any judgement in excess of $5,000,000 (or equivalent in any other currency) or any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Relevant Member of the Group having a book value which, when aggregated with the book value of all other property, undertaking or assets to which this Clause 15.9 (Judgments, Execution or Distress) applies, exceeds $5,000,000 and (if such judgement or execution is being contested in good faith on the basis of legal advice from a reputable law firm and sufficient reserves have been made in accordance with GAAP to discharge the relevant claim) such judgement or execution is not discharged within 45 days.

         15.10 Analogous Events Any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 15.7 (Insolvency and Rescheduling), Clause 15.8 (Winding-up) or Clause 15.9 (Judgments, Execution or Distress).

         15.11 Exclusivity CET 21 is not the exclusive holder of the Nova TV Licence and/or Nova TV is not, together with CET 21, exclusively entitled to benefit therefrom.

         15.12 Loss of Nova TV Licence The Nova TV Licence is lost, revoked, cancelled or withdrawn, or lapses or CET 21 or any Relevant Member of the Group is served with a notice of default in respect of the Nova TV Licence and the same is not renewed or such notice of default is not revoked within 30 days on terms not materially prejudicial to the operation of the business of any Relevant Member of the Group unless the Facility Agent has received a legal opinion within such 30 day period from a reputable law firm confirming that such revocation, cancellation or withdrawal or notice of default has no foundation in law and CET 21 or the Relevant Member of the Group shall be entitled to have such revocation, cancellation or withdrawal or notice of default reversed or discharged and CET 21 or the Relevant Member of the Group is taking all steps open to it diligently to have such revocation, cancellation or withdrawal or notice of default reversed or discharged.

         15.13 Governmental Intervention By or under the authority of any government, (a) the management of any Relevant Member of the Group is wholly or partially displaced or the authority of any Relevant Member of the Group in the conduct of a material part of its business is wholly or partially curtailed or (b) all or any of the issued shares or equity interests of any Relevant Member of the Group or the whole or any material part of their material revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

         15.14 Repudiation Any Relevant Member of the Group or CET 21 repudiates any Facility Document, the Partnership Agreement, the Service Agreement or any Intercompany Loan Agreement to which it is expressed to be a party or does or causes to be done any act or thing which has the effect of repudiating any Facility Document, the Partnership Agreement, the Service Agreement or any Intercompany Loan Agreement to which it is expressed to be a party or _eska Spo_itelna a.s. repudiates the Limited Recourse Agreement.

         15.15 Ownership of CME Ltd. Any person or group of persons acting in concert (which does not have control at the date hereof) acquires control of CME Ltd., whether directly or indirectly (and for this purpose "control" of CME Ltd. includes the holding of more than 50% of the voting rights attaching to the issued shares of CME Ltd., the power to appoint and/or remove all or a majority of the members of the board of directors of CME Ltd. or otherwise directly or indirectly to control or have the power to control the affairs and policies of CME Ltd.).

         15.16 Ownership of CME B.V. and CME N.V. Either CME N.V. or CME B.V. ceases to be a wholly owned (directly or indirectly) subsidiary of CME Ltd..

         15.17 Ownership of Borrower The Borrower ceases to be a wholly owned (directly or indirectly) subsidiary of CME B.V..

         15.18 Partnerships Interests The Borrower ceases to own a direct equity interest equal to at least 79% of the voting rights and economic interest of Nova TV or such interest is not or ceases to be freely transferable; or any member of the Group shall agree to any change in Clauses 10.6 - 10.8 of the Partnership Agreement or any other provision of the Partnership Agreement that would in the reasonable opinion of the Facility Agent:

         (i)      cause a material adverse change in the profit distribution of
                           Nova TV;

         (ii)     cause the Borrower to incur any further liability under the
                           Partnership Agreement; or

         (iii)    amend any provision which allows any decision to be taken by members holding 79% of the voting rights in Nova TV;
                           or

         (iv)     impair the free transferability of any voting or economic
                           rights or interests in Nova TV.

         15.19 Material Adverse Change Any event or series of events occurs and continues which could reasonably be expected to result in a Material Adverse Change.

         15.20 Security Any of the Security Documents does not or ceases to constitute perfected first ranking security in respect of the assets intended to be secured thereby or such security is not or ceases to be enforceable in accordance with its terms (subject to any limitations arising from administration, bankruptcy, insolvency, liquidation, reorganisation and similar laws generally affecting the rights of creditors) or the shares in the Borrower are not or cease to be freely transferable upon any enforcement of the Borrower Pledge of Shares or are freely transferable but not, as a result of any event or circumstance occurring or arising after the date hereof, without the occurrence upon such transfer of any adverse effect on the validity or continuance of the Nova TV Licence or on the ownership by the Borrower of 79% of the voting and economic interest in Nova TV and (in case of any of the foregoing) the same, if capable of remedy, is not so remedied within 30 days of written notice thereof from the Facility Agent to CME Ltd.

         15.21 Discontinuation of Broadcasting The television station which at the date hereof is operating under the name "Nova TV" voluntarily ceases to be broadcast in the whole or any part of the Czech Republic or such television station ceases involuntarily to be broadcast in the whole or any part of the Czech Republic and, if such involuntary cessation is capable of remedy, the same is not so remedied within 15 days of commencement of such cessation.

         15.22 Acceleration and Cancellation Upon the occurrence of an Event of Default or at any time thereafter if the same is still continuing, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

         (a)      declare the Advances to be immediately due and payable
                           (whereupon the same
                           shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

         (b)      declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

         15.23 Advances Due on Demand If, pursuant to Clause 15.23 (Acceleration and Cancellation), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower require repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

         15.24 Length of Terms If, pursuant to Clause 15.23 (Acceleration and Cancellation), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, the Term in respect of any such Advance shall, if the Facility Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 17.4 (Broken Periods)) to be of such length that it ends on the date that such demand is made.

         15.25 Review Events

         If at any time:

         (i)      any act, condition or thing required to be done, fulfilled or performed in order:

                  (a)      to enable any Relevant Member of the Group or CET 21
                                    lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in any Facility Document, the Partnership Agreement, the Service Agreement or any Intercompany Loan Agreement to which it is expressed to be a party;

                  (b)      to make each Facility Document, the Partnership
                                    Agreement, the Service Agreement or any
                                    Intercompany Loan Agreement to which it is expressed to be a party admissible in evidence in the Relevant Jurisdiction of the Relevant Member(s) of the Group party to such agreement is not done, fulfilled or performed; or

         (ii)     it is or has become unlawful for any Relevant Member of the
                           Group or CET 21 to perform or comply with any or all of its obligations under any Facility Document, the Partnership Agreement, the Service Agreement or any Intercompany Loan Agreement to which it is expressed to be a party;


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

         (iii)    any of the obligations of any  Relevant Member of the Group or
                           CET 21 under any Facility Document, the Partnership Agreement, the Service Agreement or any Intercompany Loan Agreement to which it is expressed to be a party or of _eska Spo_itelna a.s. under the Limited Recourse Agreement are not or cease to be legal and valid and binding except where the same may be limited by applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally or by equitable principles; or

         (iv)     the Partnership Agreement or the Service Agreement is
                           terminated or CET 21 or Nova TV commits or fails to undertake any act or thing which could reasonably be expected to result in the termination of the Service Agreement; or

         (v)      any amendment is made to the Service Agreement which has an adverse effect on Nova TV or on its rights and benefits thereunder without the prior written consent of the Banks;

         (vi)     CME Ltd. terminates the appointment of Mr Michel Delloye or
                           Mr John A. Schwallie unless a replacement person is found whom the Facility Agent reasonably considers to be appropriate within 45 days of such person's employment being terminated; or

         (vii)    without prejudice to Clause 14.2 (Consolidations and Mergers), at any time prior to the Final Maturity Date CET 21 disposes of, or agrees to dispose of, to any person (other than Nova TV) the ownership or use of all or any rights in respect of the Nova TV Licence or all or any rights in relation to the Nova TV Licence which may have been contributed to Nova TV or the Borrower fails diligently to ensure (having regard to the interests of the Banks) that CET 21 complies with its obligations under Clause 10.6 - 10.8 of the Partnership Agreement then, and in any such case and at any time thereafter so long as such event is continuing, the Facility Agent shall, if so instructed by an Instructing Group, (and the Facility Agent may without the instruction of an Instructing Group if it considers such action to be advisable in order to protect the rights of the Agents, the Arranger, the Banks or any of them under any Facility Document) by written notice to the
         Borrower:

         (a)      declare the Advances to be immediately due and payable
                           (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

         (b)      declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.


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                                     PART 7

                                   GUARANTEE

         16.  Guarantee and Indemnity
         16.1 Guarantee Each Guarantor jointly and severally irrevocably and unconditionally guarantees to the Agents, the Arranger and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Borrower contained in this Agreement and agrees to pay to the Facility Agent from time to time on demand any and every sum or sums of money which the Borrower is at any time liable to pay to the Agents, the Arranger and the Banks or any of them under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

         16.2 Indemnity The Guarantors jointly and severally irrevocably and unconditionally agree as a primary obligation to indemnify the Agents, the Arranger and the Banks from time to time on demand by the Facility Agent from and against any loss incurred by the Agents, the Arranger and the Banks or any of them as a result of any of the obligations of the Borrower under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to the Agents, the Arranger and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrower.

         16.3 Additional Security The obligations of the Guarantors contained in this Clause 16 (Guarantee and Indemnity) shall be in addition to and independent of every other security which the Agents, the Arranger and the Banks or any of them may at any time hold in respect of the Borrower's obligations hereunder.

         16.4 Continuing Obligations The obligations of the Guarantors contained in this Clause 16 (Guarantee and Indemnity) shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrower under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Borrower hereunder and total satisfaction of all the Borrower's actual and contingent obligations hereunder.

         16.5 Obligations not Discharged Neither the obligations of the Guarantors contained in this Clause 16 (Guarantee and Indemnity) nor the rights, powers and remedies conferred in respect of the Guarantors upon the Agents, the Arranger and the Banks or any of them by this Agreement or by law shall be discharged, impaired or otherwise affected by:

         (a)      the winding-up, dissolution, administration or re-organisation of the Borrower or any other Guarantor or any other person or any change in its status, function, control or ownership;

         (b)      any of the obligations of the Borrower or any other Guarantor or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;


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         (c)      time or other indulgence being granted or agreed to be granted to the Borrower or any other Guarantor in respect of its obligations hereunder or under any such other security;

         (d)      any amendment to, or any variation, waiver or release of, any obligation of the Borrower or any other Guarantor hereunder or under any such other security;

         (e)      any failure to take, or fully to take, any security
                           contemplated hereby or otherwise agreed to be taken in respect of the Borrower's or any other Guarantor's obligations hereunder;

         (f)      any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Borrower's or any other Guarantor's obligations hereunder; or

         (g)      any other act, event or omission which, but for this Clause
                           16.5 (Obligations not Discharged), might operate to discharge, impair or otherwise affect any of the obligations of the Guarantors herein contained or any of the rights, powers or remedies conferred upon the Agents, the Arranger and the Banks or any of them by this Agreement or by law.

         16.6 Settlement Conditional Any settlement or discharge between the Guarantors and the Agents, the Arranger and the Banks or any of them shall be conditional upon no security or payment to the Agents, the Arranger and the Banks or any of them by the Borrower or any other person on behalf of the Borrower being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Agents, the Arranger and the Banks shall each be entitled to recover the value or amount of such security or payment from the Guarantors subsequently as if such settlement or discharge had not occurred.

         16.7 Exercise of Rights Neither the Agents, the Arranger and the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantors by this Agreement or by law:

         (a)      to make any demand of the Borrower or any Guarantor;

         (b)      to take any action or obtain judgment in any court against the
                           Borrower  or any Guarantor;

         (c)      to make or file any claim or proof in a winding-up or
                           dissolution  of the Borrower or any Guarantor; or

         (d)      to enforce or seek to enforce any other security taken in
                           respect of any of the obligations of the Borrower hereunder.

         16.8 Deferral of Guarantor's Rights Each Guarantor agrees that, so long as any amounts are or may be owed by the Borrower hereunder or the Borrower is under any actual or contingent obligations hereunder such Guarantor shall not exercise, any rights


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         which it may at any time have by reason of performance by it of its obligations hereunder:

         (i)      to be indemnified by the Borrower; and/or

         (ii)     to claim any contribution from any other guarantor of the
                           Borrower's obligations hereunder; and/or

         (iii)    to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agents, the Arranger and the Banks hereunder or of any other security taken pursuant to, or in connection with, this Agreement or the benefit of any monies held, received or receivable by all or any of the Agents, the Arranger and the Banks.

         16.9 Suspense Accounts All moneys received, recovered or realised by a Bank by virtue of Clause 16.1 (Guarantee) or Clause 16.2 (Indemnity) may, in that Bank's discretion, be credited to a suspense account (bearing a competitive interest rate) and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by the Borrower to such Bank hereunder provided that such Bank will apply such moneys in payment and discharge of amounts owing by the Borrower to such Bank forthwith in the event that such moneys are of an amount equal to or greater than all the amounts owing by the Borrower, the Guarantors and each of them under each of the Facility Documents.


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                                     PART 8

                         DEFAULT INTEREST AND INDEMNITY

         17.  Default Interest and Indemnity

         17.1 Default Interest Periods If any sum due and payable by the Borrower or a Guarantor under any Facility Document is not paid on the due date therefor in accordance with the provisions of Clause 19 (Payments) or if any sum due and payable by the Borrower or a Guarantor under any judgment of any court in connection therewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower or such Guarantor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 17) be selected by the Facility Agent.

         17.2 Default Interest During each such period relating thereto as is mentioned in Clause 17.1 (Default Interest Periods) an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent., the Applicable Margin at such time and LIBOR on the Quotation Date therefor Provided that:

         (a)      if,  for any  such  period,  LIBOR  cannot  be  determined, the rate of interest applicable to such unpaid sum shall be the rate per annum which is the sum of two per cent., the Applicable Margin at such time and the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates notified by each of the Reference Banks to the Facility Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever sources it may select its portion of such unpaid sum for such period; and

         (b)      if such unpaid sum is all or part of an Advance which becomes due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

         17.3 Payment of Default Interest Any interest which shall have accrued under Clause 17.2 (Default Interest) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated.

         17.4 Broken Periods If any Bank or the Facility Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of the Term thereof, the Borrower shall pay to the Facility Agent on demand for


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


         account of such Bank an amount equal to the amount of any resulting loss or expense incurred by such Bank including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties (but excluding any loss of margin) Provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and setting forth in reasonable detail the calculation thereof.

         17.5 Borrowers' Indemnity The Borrower undertakes to indemnify:

         (a)      each of the Agents, the Arranger and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or Review Event or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in any Facility Document; and

         (b)      each Bank against any loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof (other than default by, or gross negligence of, a Bank or an Agent).

         17.6 Unpaid Sums as Advances Any unpaid sum shall (for the purposes of this Clause 17 (Default Interest and Indemnity) and Clause 10.1 (Increased Costs)) be treated as an advance and accordingly in this Clause 17 (Default Interest and Indemnity) and Clause 10.1 (Increased Costs) the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 17.1 (Default Interest Periods).


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

                                     PART 9

                                    PAYMENTS

         18.  Currency of Account and Payment

         18.1 Currency of Account The dollar is the currency of account and payment for each and every sum at any time due from the Borrower or any Guarantor under the Facility Documents Provided that:

         (a)      each  payment in  respect of costs and  expenses shall be made in the currency in which the same were incurred; and

         (b)      each payment pursuant to Clause 8.2 (Tax Indemnity) or Clause
                           10.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder.

         18.2 Currency Indemnity If any sum due from the Borrower or a Guarantor under any Facility Document or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable thereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrower or such Guarantor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, the Borrower or such Guarantor shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof Provided that if such conversion from the first currency into the second currency results in a windfall for any person indemnified by the Borrower or a Guarantor by this Clause 18.2 (Currency Indemnity), such person shall pay such windfall to the Borrower or such Guarantor.


         19.  Payments

         19.1 Payments to the Facility Agent On each date on which this Agreement requires an amount denominated in dollars to be paid by the Borrower or a Guarantor or any of the Banks hereunder, the Borrower or such Guarantor, or, as the case may be, such Bank shall make the same available to the Facility Agent by payment in dollars and in same day funds (or in such other funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in dollars) to the Facility Agent's account number 001.1.643.293 SWIFT number: CHAS US33, reference CBSA/HE.03.06/CME with Chase Manhattan Bank, New York, N.Y. (or such other account or bank as the Facility Agent may have specified for this purpose).

         19.2 Alternative Payment Arrangements If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in


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

         law, exchange control regulations or any similar event) for the Borrower or a Guarantor to make any payment hereunder in the manner specified in Clause 19.1 (Payments to the Facility Agent), then the Borrower or such Guarantor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder Provided that, in the absence of any such agreement with any Bank, the Borrower or such Guarantor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement the Borrower or such Guarantor and such Bank shall immediately notify the Facility Agent thereof and shall thereafter promptly notify the Facility Agent of all payments made direct to such Bank.

         19.3 Payments by the Facility Agent Save as otherwise provided herein, each payment received by the Facility Agent for the account of another person pursuant to Clause 19.1 (Payments to the Facility Agent) shall:

         (a)      in the case of a payment received for the account of the
                           Borrower, be made available by the Facility Agent to the Borrower by application:

                  (i)      first, in or towards payment the same day of any
                                    amount then due from the Borrower
                                    hereunder to the person from whom the
                                    amount was so received; and

                  (ii)     secondly, in or towards payment the same day to such
                                    account of CME B.V. with such bank in
                                    New York City as CME B.V. shall have
                                    previously notified to the Facility Agent for this purpose; and

         (b)      in the case of any other payment, be made available by the
                           Facility Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in New York City as such person shall have previously notified to the Facility Agent.

         19.4 No Set-off All payments required to be made by the Borrower or a Guarantor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

         19.5 Clawback Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.


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

         20.  Set-Off

         20.1 Contractual Set-off On or after the occurrence of an Event of Default or Review Event which is continuing, the Borrower and each Guarantor authorises each Bank to apply any credit balance to which the Borrower or such Guarantor is entitled on any account of the Borrower or such Guarantor with that Bank in satisfaction of any sum due and payable from the Borrower or such Guarantor to such Bank under any Facility Document but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

         20.2 Set-off not Mandatory No Bank shall be obliged to exercise any right given to it by Clause 20.1 (Contractual Set-off).


         21.  Sharing

         21.1 Redistribution of Payments If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by the Borrower for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

         (a)      such Recovering Bank shall inform the Facility Agent of such receipt or recovery and pay to the Facility
                           Agent an amount equal to such excess amount;

         (b)      there shall thereupon fall due from the Borrower to such
                           Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

         (c)      the Facility Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

         Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to paragraph (a)(i) of Clause 19.3 (Payments by the Facility Agent) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

         21.2 Repayable Recoveries If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by the Borrower under the Facility Agreement becomes repayable and is repaid by such Recovering Bank, then:


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

         (a)      each Bank which has received a share of such relevant sum by reason of the implementation of Clause 21.1
                           (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

         (b)      there shall thereupon fall due from the Borrower to each such
                           Bank an amount equal to the amount paid out by it pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.


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

                                    PART 10

                            FEES, COSTS AND EXPENSES

         22.  Commitment Commission and Fees

         22.1 Commitment Commission The Borrower shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of such Bank's Available Commitment from day to day during the period beginning on the date hereof and ending on the day one month before the Final Maturity Date, such commitment commission to be calculated at the rate of 0.75 per cent. per annum and payable in arrear on the last day of each successive period of three months which ends during such period, on the date on which any prepayment of all of a Bank's share of the Loan is made hereunder (but only to the extent of such Bank's share of such commitment commission) and on the Final Maturity Date.

         22.2 Fees The Borrower shall pay to the Arranger the fees specified in the letter dated on or at about the date hereof from the Arranger to the Borrower at the times, and in the amounts, specified in such letter.

         22.3 Agency Fee The Borrower shall pay to the Facility Agent for its own account the agency fees specified in the letter dated on or at about the date hereof from the Facility Agent to the Borrower at the times, and in the amounts, specified in such letter.


         23.  Costs and Expenses

         23.1 Transaction Expenses The Borrower shall, from time to time on demand of the Facility Agent, reimburse the Agents and Arranger for all its reasonable out-of-pocket costs and expenses (including legal fees and fees and costs of any consultant (technical or otherwise)) together with any VAT thereon incurred by it in connection with any due diligence required in connection with this Facility (whether before or after execution thereof), the negotiation, preparation and execution of each of the Facility Documents and the completion of the transactions therein contemplated Provided that the Arranger and Agents shall consult with the Borrower before incurring costs and expenses which in aggregate exceed $30,000.

         23.2 Preservation and Enforcement of Rights The Borrower shall, from time to time on demand of the Facility Agent, reimburse the Agents and Arranger and the Banks for all costs and expenses (including legal fees and the fees and costs of any consultant (technical or otherwise)) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agents, the Arranger and the Banks under any of the Facility Documents. Each of the Agents and the Banks shall, unless an Event of Default or Review Event has occurred and is continuing, consult with CME Ltd. before incurring costs under this Clause 23.2 (Preservation and Enforcement of Rights) which would, when aggregated with all other such costs incurred by such Agent or such Bank in any calender year, exceed $10,000.

         23.3 Stamp Taxes The Borrower shall pay all stamp, registration and other taxes to which any of the Facility Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Facility


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

         Agent, indemnify the Agents, the Arranger and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

         23.4 Banks' Liabilities for Costs If the Borrower fails to perform any of its obligations under this Clause 23 (Costs and Expenses), each Bank shall, in its Proportion, indemnify the Agents and Arranger against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by them pursuant to this Clause 23.5 (Banks' Liabilities for Costs).


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                                    PART 11
                               AGENCY PROVISIONS

         24.  The Agents, the Arranger and the Banks

         24.1 Appointment of the Facility Agent The Arranger and each Bank hereby appoints each of the Agents to act as its agent in connection with the Facility Documents and authorises such Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to such Agent by the terms of the Facility Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

         24.2 Agents' Discretions Each of the Agents may:

         (a)      assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (i) any representation made by the Borrower or any Guarantor in connection with the Facility Documents is true, (ii) no Event of Default, Review Event or Potential Event has occurred, (iii) none of the Obligors is in breach of or default under its obligations under any Facility Document and (iv) any right, power, authority or discretion vested under the Facility Documents upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

         (b)      assume that the Facility Office of each Bank is that
                           identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

         (c)      engage and pay for the advice or services of any lawyers,
                           accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         (d)      rely as to any matters of fact which might
                           reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by or on behalf of such Obligor;

         (e)      rely upon any communication or document believed by it to be genuine;

         (f)      refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

         (g)      refrain from acting in accordance with any instructions of an
                           Instructing Group to begin any legal action or proceeding arising out of or in connection with any Facility Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise)


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

                           for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

         (h)      refrain from doing anything which would or might in its
                           opinion be contrary to any relevant law of any jurisdiction or any relevant directive or regulation of any agency or of any state or which would or might otherwise render it liable to any person, and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

         24.3 Agents' Obligations Each of the Agents shall:

         (a)      promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under any Facility Document;

         (b)      promptly notify each Bank of the occurrence of any Event of
                           Default or Review Event or any default by an Obligor in the due performance of or compliance with its obligations under any Facility Document of which the Facility Agent has notice from any other party hereto;

         (c)      save as otherwise provided herein, act as agent under the
                           Facility Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the other Agent, the Arranger and the Banks; and

         (d)      if so instructed by an Instructing Group, refrain from
                           exercising any right, power or discretion vested in it as agent under the Facility Documents.

         24.4 Agents' Excluded Obligations Notwithstanding anything to the contrary expressed or implied herein, none of the Agents and the Arranger shall:

         (a)      be bound to enquire as to (i) whether or not any
                           representation made by an Obligor in connection with any Facility Document is true, (ii) the occurrence or otherwise of any Event of Default, Review Event or Potential Event, (iii) the performance by an Obligor of its obligations under any Facility Document or (iv) any breach of or default by an Obligor of or under its obligations under any Facility Document;

         (b)      be  bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

         (c)      be bound to disclose to any other person any information
                           relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

         (d)      be under any obligations other than those for which express provision is made herein.


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         24.5 Indemnification Each Bank shall, in its Proportion, from time to time on demand by either Agent indemnify such Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which such Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under the Facility Documents.

         24.6 Exclusion of Liabilities Neither the Agents and the Arranger nor any of them accepts any responsibility for the accuracy and/or completeness of the Information Memorandum or any other information supplied by any member of the Group in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Facility Document and neither the Agents and the Arranger nor any of them shall be under any liability as a result of taking or omitting to take any action in relation to any Facility Document, save in the case of gross negligence or wilful misconduct.

         24.7 No Actions Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of either of the Agents or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 24.6 (Exclusion of Liabilities).

         24.8 Business with the Group The Agents, the Arranger and each of their respective Affiliates falling within paragraph (a) of the definition thereof may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

         24.9 Resignation Each of the Agents may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice of such resignation and its resignation under the Security Agency Agreement to each of the other parties hereto and to the Security Agency Agreement Provided that no such resignation shall be effective until a successor for such Agent is appointed hereunder and under the Security Agency Agreement in accordance with the succeeding provisions of this Clause 24 (The Agents, the Arranger and the Banks).

         24.10 Successor Agent If either of the Agents gives notice of its resignation hereunder pursuant to Clause 24.9 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to such Agent both hereunder and under the Security Agency Agreement by an Instructing Group (with the prior written consent of CME Ltd., such consent not to be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, such Agent may appoint such a successor itself. Such appointment shall take effect upon:

         (a)      (in the case of the Security Agent) all of the Security and title to the Security and all of the Security Agent's rights, benefits and obligations under the Facility Documents having been validly transferred to such successor; and

         (b)      such successor having confirmed its agreement to be bound by the provisions of this Agreement, the Security Agency Agreement and all other related agreements to which the such Agent is a party and having executed and delivered to the Security Agent or outgoing Security Agent (and such Security Agent having countersigned) an Accession Undertaking


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

                           substantially in the form set out in the Schedule to the Security Agency Agreement.

         24.11 Rights and Obligations If a successor to either of the Agents is appointed under the provisions of Clause 24.10 (Successor Agent), then
         (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 24 (The Facility Agent, the Arranger and the Banks) and
         (b) its successor and each of the other parties to the Facility Documents shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

         24.12 Own Responsibility It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and, accordingly, each Bank warrants to each of the Agents and the Arranger that it has not relied on and will not hereafter rely on the Agents and the Arranger or any of them:

         (a)      to check or enquire on its behalf into the adequacy,
                           accuracy or completeness of any information provided by any member of the Group in connection with the Facility Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Agents and the Arranger or any of them); or

         (b)      to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

         24.13 Agency Division Separate In acting as agent hereunder for the Banks, each of the Agents shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 24 (The Facility Agent, the Arranger and the Banks), any information received by some other division or department of such Agent may be treated as confidential and shall not be regarded as having been given to such Agent's agency division.

         24.14 Confidential Information Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause 24.13 (Agency Division Separate), each of the Agents shall not as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by any member of the Group to such Agent in its capacity as agent hereunder for the Banks and which is identified by such member of the Group at the time it is so supplied as being confidential information Provided that the consent of the relevant member of the Group to such disclosure shall not be required in relation to any information which in the opinion of such Agent relates to an Event of Default, Review Event or Potential Event or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to such Agent and the relevant member of the Group.


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                                    PART 12

                           ASSIGNMENTS AND TRANSFERS

         25.  Assignments and Transfers

         25.1 Binding Agreement This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

         25.2 No Assignments and Transfers by the Borrower or Guarantors None of the Borrower and the Guarantors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

         25.3 Assignments and Transfers by Banks Any Bank may, at any time (a) assign or transfer (in accordance with Clause 25.5 (Transfers by Banks) in the case of a transfer) all or any of its rights, benefits and obligations hereunder to any holding company of it or to any subsidiary of any holding company of it or (b) with the prior consent of CME Ltd., such consent not to be unreasonably withheld or delayed, assign to any other financial institution all or any of its rights and benefits hereunder or transfer in accordance with Clause 25.5 (Transfers by Banks) to any other bank all or any of its rights, benefits and obligations hereunder Provided that no such assignment or transfer shall be permitted under (a) or (b) above if such assignment or transfer (i) shall be in relation to an aggregate principal amount of less than $1,000,000 or (ii) would require, in the reasonable opinion of CME Ltd., CME Ltd. to file a registration statement with the Securities and Exchange Commission.

         25.4 Assignments by Banks If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 25.3 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Agents, the Arranger, the Borrower and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank and has become a party to the Security Agency Agreement as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agents, the Arranger, the Borrower and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

         25.5 Transfers by Banks If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 25.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Facility Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery to the Facility Agent of such Transfer Certificate and an Accession Undertaking substantially in the form set out in the Schedule to the Security Agency Agreement duly completed and duly executed by the relevant transferor and transferee and countersigned by the Security Agent:

         (a)      to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower, the Guarantors and such Bank shall be released from further obligations


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

                           towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 25.5 (Transfers by Banks) as "discharged rights and obligations");

         (b)      the Borrower, the Guarantors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower, the Guarantors and such Transferee have assumed and/or acquired the same in place of the Borrower, the Guarantors and such Bank;

         (c)     the Agents, the Arranger, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

         (d)      such Transferee shall become a party hereto as a "Bank".

         25.6 Transfer Fees On the date upon which a transfer takes effect pursuant to Clause 25.5 (Transfers by Banks) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of $1000.

         25.7 Disclosure of Information Subject to the signature of a Confidentiality Agreement, any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Borrower and the Group as such Bank shall consider appropriate.

         25.8 Increased Costs, etc. If, at any time, any Bank assigns or transfers any of its rights, benefits and obligations hereunder or changes its Facility Office and, at the time of such assignment, transfer or change (as the case may be) there arises an obligation on the part of the Borrower under Clause 8 (Taxes) or Clause 10 (Changes in Circumstances) to pay to such Bank or its assignee or transferee or to any fiscal authority or other person any amount in excess of the amount it would have then been obliged to pay but for such assignment, transfer or change (as the case may be), then the Borrower shall not be obliged to pay the amount of such excess Provided that this Clause
         25.8 (Increased Costs, etc.) shall not apply in the case of any assignment, transfer or change (as the case may be) made at the request of the Borrower.


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

                                    PART 13

                                 MISCELLANEOUS

         26.  Calculations and Evidence of Debt

         26.1 Basis of Accrual Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

         26.2 Quotations If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

         26.3 Evidence of Debt Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

         26.4 Control Accounts The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance made or arising hereunder and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from the Borrower to any of the Banks hereunder and each Bank's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein.

         26.5 Prima Facie Evidence In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 26.3 (Evidence of Debt) and Clause 26.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

         26.6 Certificates of Banks A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 8.1 (Tax Gross-up) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 8.2 (Tax Indemnity), Clause 10.1 (Increased Costs) or Clause 17.4 (Broken Periods) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.


         27.  Remedies and Waivers, Partial Invalidity

         27.1 Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of the Agents, the Arranger and the Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


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

         27.2 Partial Invalidity If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.


         28.  Notices

         28.1 Communications in Writing Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by telex, letter or fax.

         28.2 Delivery Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax or telex) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to an Agent shall be effective only when received by such Agent and then only if the same is expressly marked for the attention of the department or officer identified with such Agent's signature below (or such other department or officer as such Agent shall from time to time specify for this purpose).

         28.3 English Language Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.


         29.  Amendments

         29.1 Amendment Procedures The Facility Agent shall, if it has the prior written consent of an Instructing Group and the Borrower, from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Banks, the Arranger, the Borrower and the Guarantors Provided that:

         (a)      no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party;

         (b)      without the prior written consent of all the Banks, no such amendment or waiver shall:

                  (i)      amend or waive any  provision of Clause 21 (Sharing)
                                    or this  Clause 29 (Amendments);

                  (ii)     reduce the proportion of any amount received or
                                    recovered (whether by


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

                                    way of set-off, combination of accounts or otherwise) in respect of any amount due from the Borrower hereunder to which any Bank is entitled;

                  (iii)    change the principal amount of or currency of any
                                    Advance, or defer the term of the
                                    Facility or the Term of any Advance;

                  (iv)     change the Applicable Margin, change the amount or
                                    currency or defer the date for any payment of interest, fees or any other amount payable hereunder to all or any of the Agents, the Arranger and the Banks;

                  (v)      amend the definition of Instructing Group; or

                  (vi)     amend any provision which contemplates the need for
                                    the consent or approval of all the Banks;
                                    and

         (c)      notwithstanding any other provisions hereof, the Facility
                           Agent shall not be obliged to agree to any such amendment or waiver if the same would:

                  (i)      amend or waive any  provision  of this  Clause 29
                                    (Amendments), Clause 23 (Costs and Expenses) or Part 10 (Agency Provisions); or

                  (ii)     otherwise amend or waive any of the Agents' rights
                                    hereunder or subject either Agent or the Arranger to any additional obligations hereunder.

         29.2 Amendment Costs If the Borrower or any Guarantor requests any amendment or waiver in accordance with Clause 29.1 (Amendment Procedures) then the Borrower shall, on demand of the Facility Agent, reimburse the Agents, the Arranger and the Banks for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by the Agents, the Arranger and the Banks and each of them in responding to or complying with such request.


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

                                    PART 14

                              LAW AND JURISDICTION

         30.  Law and Jurisdiction

         30.1 English Law This Agreement shall be governed by, and shall be construed in accordance with, English law.

         30.2 English Courts Each of the parties hereto irrevocably agrees for the benefit of each of the Agents, the Arranger and the Banks that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

         30.3 New York Courts Each of the Borrower and the Guarantors irrevocably agrees that the courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, shall have jurisdiction to hear and determine any Proceedings and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

         30.4 Appropriate Forum Each of the Borrower and the Guarantors irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 30.2 (English Courts) and Clause
         30.3 (Courts in New York) being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agree not to claim that any such court is not a convenient or appropriate forum.

         30.5 Service of Process Each of the Borrower and the Guarantors agrees that the process by which any Proceedings are begun may be served on it by being delivered (a) in connection with any Proceedings in England, to CME Development Corporation at 18 D'Arblay Street, London W1V 3FP, London or other its registered office for the time being and
         (b) in connection with any Proceedings in New York, to CT Corporation Systems at 1633 Broadway, New York 10019, New York or other its principal place of business in New York for the time being. If the appointment of either of the persons mentioned in this Clause 30.5 (Service of Process) ceases to be effective the Borrower or such Guarantor shall immediately appoint a further person in England or, as the case may be, New York to accept service of process on its behalf in England or, as the case may be, New York and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such a person by notice to the Borrower or such Guarantor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

         30.6 Non-exclusive Submissions The submission to the jurisdiction of the courts referred to in Clause 30.2 (English Courts) and Clause 30.3 (Courts in New York) shall not (and shall not be construed so as to) limit the right of the Agents, the Arranger and the Banks or any of them to take Proceedings against the Borrower or any Guarantor in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.


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

         30.7 Consent to Enforcement Each of the Borrower and the Guarantors hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

         30.8 Waiver of Immunity To the extent that the Borrower or any Guarantor may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to themselves or their assets such immunity (whether or not claimed), each of the Borrower and Guarantors hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any proceedings taken in New York the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign Immunities Act of 1976.


         AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.


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

                               THE THIRD SCHEDULE

                              Conditions Precedent

         1. A copy, certified a true copy by a duly authorised officer of CME Ltd., of the constitutional documents (including but without limitation amended Articles of Association and the Partnership Agreement) of each Obligor.

         2. A copy, certified a true copy by a duly authorised officer of CME Ltd., of corporate authorities of each Obligor approving the execution, delivery and performance of each Facility Document to which it is expressed to be a party and the terms and conditions thereof and authorising a named person or persons to sign such Facility Documents and any documents to be delivered by it pursuant thereto.

         3. A certificate of a duly authorised officer of CME Ltd. setting out the names and signatures of the persons authorised to sign, on behalf of each Obligor each Facility Document to which it is expressed to be a party and any documents to be delivered by it pursuant thereto.

         4. A copy, certified a true copy by or on behalf of CME Ltd., of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render each of the Facility Documents legal, valid, binding and enforceable, to make this Agreement admissible in evidence in the jurisdiction of incorporation of each Obligor and to enable each Obligor to perform its obligations thereunder.

         5. An original executed copy of each Facility Document and a copy, certified by a duly authorised officer of CME B.V., of the Limited Recourse Agreement, the CS Loan Agreement, the Nova TV Licence, the Management Support Agreement, the Network Access Agreement, the Programming Services Agreement and the Service Agreement

         6. Evidence that all fees, costs and expenses due under the Agreement on or prior to first drawdown have been paid.

         7. An opinion of Clifford Chance, Prague, the Facility Agent's Czech counsel satisfactory in form and substance to the Facility Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

         8. A legal opinion of the Facility Agent's Delaware and Bermudian counsel satisfactory in form and substance to the Facility Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

         9. A legal opinion of the Facility Agent's Netherlands Antilles counsel satisfactory in form and substance to the Facility Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

         10. A legal opinion of Clifford Chance, Amsterdam, the Facility Agent's Dutch counsel satisfactory in form and substance to the Facility Agent and in substantially the form distributed to the Banks prior to the signing of this Agreement.

         11. An opinion of Clifford Chance, solicitors to the Facility Agent, in substantially


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

         the form distributed to the Banks prior to the signing of this Agreement.

         12. A copy, certified a true copy by a duly authorised officer of CME Ltd., of the Original Financial Statements of each Relevant Member of the Group.

         13. A compliance certificate in the form referred to in Clause 12.6 (Requirements as to financial statements) duly signed by a duly authorised officer of CME Ltd..

         14 Evidence of adoption by Czech Republic II, as sole shareholder of the Borrower of a shareholders' resolution to undertake to amend the articles of incorporation of the Borrower (i) in order to limit the operations of the Borrower in accordance herewith and (ii) in accordance with clause 3.7 of the Borrower Pledge of Shares in order to allow for a transfer of voting rights to the pledgee thereunder.

         15. Confirmation that the irrevocable payment instruction referred to in Clause 14.23 (Payment Instruction) has been delivered and countersigned by Nova TV in accordance herewith.

         16. Evidence of perfection of all security created pursuant to the Security Documents and evidence that all filings, registrations and recordings have been made and all fees payable in connection therewith have been paid.

         17. Evidence that CME Development Corporation has agreed to act as the agent of the Borrower and the Guarantors for the service of process in England and that CT Corporation Systems has agreed to act as the agent of the Borrower and the Guarantors for the service of process in New York.

         18. A Board Resolution of CME Ltd stating that the execution of the Facility Agreement would not restrict any payments of principal or interest under the Notes.

         19. Proof of registration of the pledge of the shares in the Borrower in the Borrower's shareholders register, satisfactory in form and substance to the Facility Agent.


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

         THE FIFTH SCHEDULE

                       Applicable Margin Financial Tests

         For the purposes of determining the Applicable Margin at any time, each of the Leverage Ratio of CME Ltd. and the Consolidated Broadcast Cash Flow Ratio of Nova TV shall be determined by reference to the most recent set of quarterly or annual financial statements delivered by CME Ltd. pursuant to Clause 12 (Financial Information) as confirmed by a compliance certificate duly signed by two duly authorised officers of CME Ltd.

         The Applicable Margin will then be determined by reference to such ratios in accordance with the table below:


                                                                              Leverage Ratio of CME Ltd.
           Consolidated Broadcast Cash Flow Ratio Nova TV  greater than 1.5  1.25 less than 1.5  1.0 less than 1.25  less than 1.0

           greater than 0.75                               3.75%             3.75%               3.75%                         3.75%

           0.50 less than 0.75                             3.75%             3.75%               3.25%                         3.25%

           0.25 less than 0.50                             3.75%             3.25%               3.25%                         2.75%

           less than 0.25                                  3.75%             3.25%               2.75%                         2.50%


         Any change in the Applicable Margin shall take effect on the date on which the relevant quarterly or annual financial statements to be delivered pursuant to Clause 12 (Financial Information) are actually delivered by CME Ltd. to the Facility Agent Provided that if the financial statements are not delivered within the time limits stipulated in Clause 12 (Financial Information) then the Applicable Margin from the date such financial statements should have been delivered shall be 3.75%.

         In case the figures for the Leverage Ratio of CME Ltd. or the Consolidated Broadcast Cash Flow Ratio of Nova TV fall within different ranges set out in the table above the highest range shall be taken as applicable.

 The Borrower

CME CZECH REPUBLIC B.V.

By:

Address: 18 D'Arblay Street
         London W1V 3FP
         United Kingdom

Tel:     + 44 171 292 7900
Fax:     + 44 171 292 7948
Attn:    John Diess/Erik Moe


The Guarantors

CME CZECH REPUBLIC II B.V.

By:

Address: 18 D'Arblay Street
         London W1V 3FP
         United Kingdom

Tel:    + 44 171 292 7900
Fax:    + 44 171 292 7948
Attn:   John Diess/Erik Moe



CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:

Address: 18 D'Arblay Street
         London W1V 3FP
         United Kingdom

Tel:     + 44 171 292 7900
Fax:     + 44 171 292 7948
Attn:    John Diess/Erik Moe

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

By:

Address: 18 D'Arblay Street
         London W1V 3FP
         United Kingdom

Tel:     + 44 171 292 7900
Fax:     + 44 171 292 7948
Attn:    John Diess/Erik Moe

CME MEDIA ENTERPRISES B.V.

By:

Address: 18 D'Arblay Street
         London W1V 3FP
         United Kingdom

Tel:     + 44 171 292 7900
Fax:     + 44 171 292 7948
Attn:    John Diess/Erik Moe


The Facility Agent and the Security Agent

ING BANK N.V.

By:

Address: CBSA,
         HE 03.06
         P O Box 1800
         1000 BV Amsterdam

Tel:     + 31 20 563 5305
Fax:     + 31 20 563 5329
Attn:    The Manager



The Arranger and the Bank

ING BANK N.V.

By:

Address: Bijlmerplein 888
         1102 MG Amsterdam Zuidoost
         The Netherlands

Tel:     + 31 20 565 1114
Fax:     + 31 20 563 5505
Attn:    Manager, Media Finance Group